UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
CREE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Cree, Inc.:

The 2017 Annual Meeting of Shareholders of Cree, Inc. will be held at the offices of the corporation at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 24, 2017, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of eight directors

•	Proposal No. 2—Approval of an amendment to the 2005 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 2,500,000 shares

•	Proposal No. 3—Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 24, 2018

•	Proposal No. 4—Advisory (nonbinding) vote to approve executive compensation

•	Proposal No. 5—Advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation
All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on August 29, 2017 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
September 8, 2017

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 14, 2017, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our 2017 Proxy Statement and 2017 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.
____________________
PROXY STATEMENT
____________________

2017 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	•	Place: Cree, Inc. offices at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703
	•	Date and time: Tuesday, October 24, 2017, at 10:00 a.m.
	•	Record Date: August 29, 2017
	•	Approximate Date of Availability of Proxy Materials: September 14, 2017
•
Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of eight directors (FOR THE NOMINEES)
	•	Approval of amendment to our 2005 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 2,500,000 shares (FOR)
	•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 24, 2018 (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)
	•	Advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation (FOR “one year”)

Board nominees	•	Charles M. Swoboda. Cree, Inc. Chairman, President and Chief Executive Officer. Cree Director since 1999.
	•	Clyde R. Hosein. Executive Vice President and Chief Financial Officer of RingCentral, Inc. Cree Director since 2005.
	•	Robert A. Ingram. General Partner in Hatteras Venture Partners. Cree Director since 2008.
	•	Darren R. Jackson. Former Board Member and Chief Executive Officer of Advance Auto Parts, Inc. Cree Director since May 2016.
	•	C. Howard Nye. Chairman, Chief Executive Officer and President of Martin Marietta Materials, Inc. Cree Director since October 2015.
	•	John B. Replogle. Chief Executive Officer and President of Seventh Generation, Inc. Cree Director since 2014.
	•	Thomas H. Werner. Chief Executive Officer and Director of SunPower Corporation. Cree Director since 2006.
	•	Anne C. Whitaker. Chief Executive Officer and President of Novoclem Therapeutics. Cree Director since 2013.

Executive officers at end of fiscal year	•	Charles M. Swoboda, Chairman, President and Chief Executive Officer
	•	Michael E. McDevitt, Executive Vice President and Chief Financial Officer
	•	Daniel J. Castillo, Executive Vice President and President–Lighting

Approval of amendment to our 2005 Employee Stock Purchase Plan
We are seeking shareholder approval of an amendment to our 2005 Employee Stock Purchase Plan to increase the number of shares available for grant by 2,500,000 shares. Our Board of Directors recommends a FOR vote because we believe that the plan helps align the interests of our employees with those of our shareholders and helps us retain and motivate our employees.

Independent auditors
Although not required, we ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending June 24, 2018. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote to approve executive compensation	Annually, our shareholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation
At least once every six years, our shareholders consider and vote on the frequency of future shareholder votes on compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a vote FOR “one year”.

MEETING INFORMATION

The Board of Directors of Cree, Inc. (“Cree” or the “Company”) is asking for your proxy for use at the 2017 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at our offices at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 24, 2017, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the eight directors listed in this proxy statement; (2) approval of an amendment to the 2005 Employee Stock Purchase Plan, or the ESPP, to increase the number of shares authorized for issuance under the plan by 2,500,000 shares; (3) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 24, 2018; (4) advisory (nonbinding) vote to approve executive compensation; and (5) advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the amendment to the ESPP, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 24, 2018, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR “one year” (as opposed to two or three years) for holding an advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.

Beginning on or about September 14, 2017, proxy materials for the annual meeting, including this proxy statement and our 2017 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The Annual Report is not part of our proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on October 24, 2017:

The Annual Report and proxy statement will be available on the Internet at
www.cree.com/annualmeeting.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 14, 2017, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet and by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on August 29, 2017 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 97,684,861 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or in person using one of the following methods:

•
Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address at www.proxyvote.com. The deadline for voting over the Internet is Monday, October 23, 2017 at 11:59 p.m. Eastern time.

•	Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Monday, October 23, 2017 at 11:59 p.m. Eastern time.

•
Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 23, 2017.

•
Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 24, 2018, FOR approval of the amendment to the ESPP, FOR the advisory (nonbinding) vote to approve executive compensation, and FOR “one year” for the advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors (and many other matters, including Proposals 2, 4 and 5) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 3 if you do not instruct your broker how you wish to vote your shares.

Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required

•
Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

As set forth in the Corporate Governance Principles adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chairman prior to the first regular meeting of the Board that follows the meeting of shareholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.

•
Proposal 2 (Approval of Amendment to the ESPP) and Proposal 3 (Ratification of Appointment of Auditors). The proposed amendment to the ESPP and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2018 will be approved if the votes cast for approval exceed the votes cast against approval. If the ESPP proposal is not approved, the remaining shares available under the ESPP will not be sufficient for our expected needs through the next annual meeting of shareholders. Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the 2017 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.

•
Proposal 4 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

•
Proposal 5 (Advisory (Nonbinding) Vote on Frequency of Future Shareholder Advisory Votes on Executive Compensation). The proposed frequency of future advisory votes on executive compensation will be decided by the majority of the votes cast. If none of the frequency options (one, two or three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Board of Directors will take into account the outcome of the vote when making future decisions regarding the frequency of future shareholder advisory votes on executive compensation.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
All eight persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his or her successor has been duly elected and qualified.
The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Principles, including that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Principles, under which the Chief Executive Officer is expected to own shares with a value not less than five times his base salary, and each non-employee member of the Board is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees, within five years after election or appointment to the Board.
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	50
Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as President since January 1999, as a member of the Board of Directors since October 2000 and as chairman since April 2005. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Vice President for Operations, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.  In May 2017, the Company announced that Mr. Swoboda will step down from his executive positions with Cree and as a member of the Board of Directors following the appointment of his successor as President and Chief Executive Officer.
Mr. Swoboda’s employment with the Company for the past 24 years in diverse roles, his leadership as the Company’s Chief Executive Officer for sixteen years and his service on the Board of Directors for seventeen years, including his service as Chairman of the Board for the past twelve years, uniquely qualify him for election to the Board of Directors. He brings to the Board a critical perspective and understanding of the Company’s business strategy, and he is enabled by his experience and position as Chief Executive Officer to provide the Board valuable insight into the management and operations of the Company.
			2000

Name	Age	Principal Occupation and Background	Director Since
Clyde R. Hosein	58
Mr. Hosein has been a member of the Board of Directors since December 2005. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation.
Mr. Hosein’s qualifications to serve as a director include his service on the Company’s Board of Directors and its Audit Committee during the past twelve years, his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.
			2005

Name	Age	Principal Occupation and Background	Director Since
Robert A. Ingram	74
Mr. Ingram joined the Board of Directors in December 2008 and has served as Lead Independent Director since October 2011. Since January 2007, he has been a General Partner in Hatteras Venture Partners, a venture capital firm that invests in early stage life science companies in the southeast United States, and he has also served as strategic advisor to the chief executive officer of GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company. From 2003 through 2009, he served as Vice Chairman Pharmaceuticals, GlaxoSmithKline. He previously served as Chief Operating Officer and President of Pharmaceutical Operations of GlaxoSmithKline following the December 2000 merger of Glaxo Wellcome plc and SmithKline Beecham plc. Prior to the merger he served as Chief Executive Officer of Glaxo Wellcome plc and as Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Ingram also serves as Chairman of the Board of Directors of BioCryst Pharmaceuticals, Inc. and Novan, Inc., and serves on the Board of Directors of Malin Corporation plc. He also served as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. from January 2003 until its sale in June 2010, served on the Board of Directors of Elan Corporation, plc from December 2010 until its sale in December 2013 and as its Chairman from January 2011 until December 2013, and served on the Board of Directors of Valeant Pharmaceuticals International, Inc. from September 2010 to May 2017 and as its Chairman from December 2010 to March 2011 and from January 2016 to May 2016. He previously served as a director of Misys plc, Nortel Networks Corp., Wachovia Corp., Lowe's Companies, Inc., Pharmaceutical Product Development, Inc., Allergan, Inc., Edwards Lifesciences Corporation and Regeneron Pharmaceuticals, Inc. until 2005, 2006, 2008, May 2011, December 2011, December 2012, July 2015 and November 2015, respectively.
Mr. Ingram brings to the Company’s Board of Directors a wealth of experience as a director who has served in several roles on the boards of major publicly traded companies, including his service as the Company’s Lead Independent Director for the past six years, as Chairman of the Governance and Nominations Committee from October 2011 to June 2015, and as Chairman of the Audit Committee from June 2015 to August 2016. He also provides the perspective of a former chief executive officer with substantial leadership experience in the life sciences sector along with insights on operational and other matters relevant to business generally and the semiconductor business in particular, such as research and development and intellectual property. In addition, Mr. Ingram brings to the Board the views and judgment of a leader who is highly respected both locally and internationally for his business expertise and acumen.
			2008

Name	Age	Principal Occupation and Background	Director Since
Darren R. Jackson	52
Mr. Jackson joined the Board of Directors in May 2016. From July 2004 to January 2016, he served on the Board of Directors of Advance Auto Parts, Inc., and served as its Chief Executive Officer from January 2008 to January 2016. Mr. Jackson also served as President of Advance Auto Parts from January 2008 to January 2009 and from January 2012 to April 2013. Prior to this, Mr. Jackson served in various executive positions with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, ultimately serving from July 2007 to December 2007 as Executive Vice President of Customer Operating Groups. Mr. Jackson joined Best Buy in 2000 and was appointed as its Executive Vice President–Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores, a fashion specialty retailer, and held various senior positions, including Chief Financial Officer of Carson Pirie Scott & Company, a regional department store company. Mr. Jackson has also served as a director of Fastenal Company, which sells industrial and construction supplies, since July 2012.
Mr. Jackson has served as Chairman of the Company’s Audit Committee since August 2016. His qualifications to serve as a director include his years as a Chief Executive Officer, President and Chief Financial Officer of publicly traded companies in the retail and distribution industries, including his operational, logistical and executive management, financial and accounting acumen and experience.
			2016
C. Howard Nye	54
Mr. Nye joined the Board of Directors in October 2015. Since May 2014, he has served as the Chairman of the Board of Directors of Martin Marietta Materials, Inc., a leading supplier of aggregates and heavy building materials, and has also served as its Chief Executive Officer since January 2010 and as President since August 2006. Mr. Nye previously served as President and Chief Operating Officer of Martin Marietta Materials from 2006 to 2009. Prior to this, he was employed by London-based Hanson PLC, an international building materials company, for nearly 13 years holding various positions of increasing responsibility, including Executive Vice President in the North American Division.
Mr. Nye has served as Chairman of the Company’s Governance and Nominations Committee since August 2016. He brings to the Board extensive leadership, business, operating, mergers and acquisitions, legal, governance, financial, customer-relations, and safety and environmental experience, including over seven years as Chief Executive Officer.  Mr. Nye understands the competitive nature of business and possesses strong managerial skills and broad executive and oversight experience.
			2015

Name	Age	Principal Occupation and Background	Director Since
John B. Replogle	51
Mr. Replogle joined the Board of Directors in January 2014.  Since March 2011, he has served as Chief Executive Officer and President of Seventh Generation, Inc., a manufacturer and distributor of sustainable household products. From 2006 to 2011, Mr. Replogle served as President and Chief Executive Officer of Burt’s Bees, Inc., and from 2003 to 2006, he served as General Manager of Unilever’s Skin Care division. Previously, he worked for Diageo, Plc for seven years in a number of different capacities, including as President of Guinness Bass Import Company and Managing Director of Guinness Great Britain. He started his career with the Boston Consulting Group. Mr. Replogle also served as a director of Sealy Corporation, a publicly traded mattress manufacturer, from 2010 to 2013, until its sale to Tempur-Pedic International Inc.
Mr. Replogle’s qualifications to serve as a director include significant senior executive leadership experience, including eleven years of experience as chief executive officer at two companies, as well as deep experience in marketing, branding and distribution of consumer goods. This experience provides him valuable perspective in his role as a director and member of our Audit Committee.
			2014
Thomas H. Werner	57
Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also a member of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company. He is currently also a director of Silver Spring Networks, Inc., an energy solutions company.
Mr. Werner’s qualifications to serve as a director include his eleven years of service on the Company’s Board of Directors and his ten years serving as Chairman of its Compensation Committee. In addition to his technical expertise, he brings to the Board significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for the past fourteen years.
			2006

Name	Age	Principal Occupation and Background	Director Since
Anne C. Whitaker	50
Ms. Whitaker joined the Board of Directors in December 2013. Since January 2017, she has served as Chief Executive Officer and President of Novoclem Therapeutics, a subsidiary of KNOW Bio, LLC, a private life science company headquartered in Raleigh, North Carolina. She previously served from May 2015 to January 2017 as Executive Vice President and Company Group Chairman of Valeant Pharmaceuticals International, Inc., a publicly traded multinational specialty pharmaceutical company headquartered in Québec, Canada. From September 2014 to April 2015, Ms. Whitaker served as the Chief Executive Officer and President and as a member of the Board of Directors of Synta Pharmaceuticals Corp., a publicly traded biopharmaceutical company. From September 2011 to August 2014, she served as the President of North America Pharmaceuticals for Sanofi S.A., a global integrated healthcare leader focused on patients’ needs. From September 2009 to September 2011, Ms. Whitaker served as Senior Vice President and Business Unit Head, Cardiovascular, Metabolic and Urology (CVMU) at GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company. From October 2008 to August 2009, she served as Senior Vice President of Leadership and Organization Development, and prior to that served in various leadership positions in GlaxoSmithKline’s commercial organization. Ms. Whitaker began her pharmaceutical career in 1991 as a metabolic disease specialist with Upjohn Company before joining GlaxoSmithKline as a sales representative in 1992.
Ms. Whitaker brings to the Board her experience as a senior executive and commercial leader in sales and marketing, as well as human resource experience beneficial to the Company as we seek to grow the Company and expand our leadership capabilities. Ms. Whitaker’s leadership experience in the life sciences industry, along with her insights on operations and business generally, such as research and development and intellectual property creation and protection, provide her with a unique perspective in her role as a director and member of our Compensation Committee and Governance and Nominations Committee.
			2013

Summary of Skills of Nominees

	Swoboda	Hosein	Ingram	Jackson	Nye	Replogle	Werner	Whitaker
Senior executive experience (CEO/CFO)	×	×	×	×	×	×	×	×
Previous public board experience	×	×	×	×	×	×	×	×
Public technology, lighting products, retail and/or industrial sales channels and distribution or consumer product marketing experience	×	×	×	×	×	×	×	×
Global experience with a public company	×	×	×	×	×	×	×	×
Current in issues related to corporate governance	×	×	×	×	×	×	×	×
Track record of achievements that fueled their company’s growth	×	×	×	×	×	×	×	×

The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Swoboda serves as both an executive officer of the Company and a member of the Board of Directors. Michael E. McDevitt (age 53) and Daniel J. Castillo (age 48) also serve as executive officers of the Company.
Mr. McDevitt was appointed as Executive Vice President and Chief Financial Officer of the Company effective February 4, 2013. Mr. McDevitt previously served as the Company’s Vice President and Interim Chief Financial Officer from May 2012 to February 2013, as Director–Sales Operations from 2011 to May 2012, as Director–Financial Planning from 2005 to 2011 and as Corporate Controller from 2002 to 2005. Additionally, he served as the Company’s Chief Financial Officer and Treasurer on an interim basis from May 2006 through September 2006. Before joining the Company in 2002, Mr. McDevitt was Chief Financial Officer of American Sanitary Incorporated, a privately owned U.S. distributor of janitorial-sanitary maintenance products, from 1997 to 2002. He served from 1994 to 1997 as Director of Acquisitions for Unisource Worldwide, Inc., a publicly traded North American distributor of printing and imaging papers and supply systems.
Mr. Castillo was appointed as Executive Vice President and President–Lighting of the Company on November 7, 2016. He previously held leadership roles for 16 years at Eaton Corporation, a publicly traded multinational power management company, where he served as Senior Vice President of Oil, Gas and IEC Assemblies from January 2015 to November 2016 and as President of Eaton Corporation’s B-line business from November 2011 to January 2015. Prior to his work at Eaton, Mr. Castillo held leadership roles in lighting and other electrical product areas at both Cooper Industries and General Electric.
Code of Ethics
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than nine members by the Company’s shareholders, with the Board determining the number within that range from time to time. Eight persons have been nominated for election at the annual meeting. The accompanying proxy cannot be voted for more than eight nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market LLC, or the Nasdaq Listing Rules. Currently, the Board of Directors is composed of Messrs. Swoboda, Hosein, Ingram, Jackson, Nye, Replogle, and Werner and Ms. Whitaker. The Board of Directors has determined that seven of the present directors—Messrs. Hosein, Ingram, Jackson, Nye, Replogle, and Werner and Ms. Whitaker—are each an “independent director” within the meaning of the applicable Nasdaq Listing Rules. Additionally, the Board of Directors previously determined that Robert L. Tillman, who served on the Board of Directors until his retirement from the Board in October 2016, was also an “independent” director within the meaning of these rules.

The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director, and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Swoboda, our CEO since 2001, has served as Chairman of the Board since 2005.
The Board has adopted Corporate Governance Principles that call for the Board to designate a Lead Independent Director any time that the Chairman of the Board is not an independent director. Our Lead Independent Director, Mr. Ingram, has served in that capacity since 2011. The independent directors meet at regularly scheduled sessions immediately following each regularly scheduled Board of Directors meeting without other directors or members of management present. As specified in the Corporate Governance Principles, the responsibilities of the Lead Independent Director include the following:

•	In the absence of the Chairman, the Lead Independent Director serves as acting Chairman presiding over meetings of the Board of Directors and shareholders.

•
The Lead Independent Director convenes and presides over meetings of the independent directors and communicates the results of these sessions where appropriate to the Chairman, other management or the Board.

•	In general, the Lead Independent Director serves as principal liaison between the independent directors and the Chairman and between the independent directors and other management.

•	The Lead Independent Director reviews agendas for Board of Directors meetings in advance with the Chairman.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Principles, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Swoboda hold the position of Chairman of the Board in addition to his role as CEO, with Mr. Ingram serving as Lead Independent Director. This determination is based in part upon the experience, leadership qualities and skills that Mr. Swoboda and Mr. Ingram each bring to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. In addition, Mr. Swoboda is the director in the best position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding strategy, operations and management, because he is responsible for the formulation and day-to-day execution of the strategy and business plans reviewed with the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and CEO should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry and changes in economic conditions. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Radford, an Aon Hewitt Company, independent consultants to the Compensation Committee, of compensation policies and practices, focusing on programs with variable compensation, specifically:

•	stock option, restricted stock unit awards and performance stock unit awards under our 2013 Long-Term Incentive Compensation Plan, or the LTIP;

•	performance unit awards payable to our CEO and to our Executive Vice Presidents under the LTIP which provide for cash payments based upon achieving annual corporate financial goals;

•
awards under our Management Incentive Compensation Program, or the MICP, in which most of our senior managers (other than our currently employed named executive officers) participate and may receive payments based upon achieving quarterly or annual corporate financial goals and quarterly individual goals;

•	sales commission incentive programs for our sales personnel; and

•	quarterly profit-sharing plan in which all other regular, full-time employees participate and are eligible to receive cash payments based upon achieving quarterly corporate financial goals.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking.  We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders.  Management and Radford reviewed the results of this review with the Compensation Committee at a meeting in August 2017, and the Committee concurred with management’s assessment at that time.

Attendance at Meetings
The Board of Directors held eleven meetings during fiscal 2017. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service.
The Company expects all directors to attend each annual meeting of shareholders absent good reason. Seven of the eight directors serving at that time attended the 2016 Annual Meeting of Shareholders.
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; and (3) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee during fiscal 2017 were Messrs. Ingram, Hosein, Jackson, Nye and Replogle. On August 24, 2016, Mr. Nye stepped down from the Audit Committee in connection with his appointment to the Compensation Committee. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Ingram served as Chairman of the Audit Committee from June 2015 through the August 23, 2016 meeting of the Committee. Mr. Jackson became the Chairman of the Audit Committee on August 24, 2016. The Board of Directors has determined that each of Messrs. Ingram, Hosein, Jackson, Nye and Replogle is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held eight meetings during fiscal 2017. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors corporate governance principles for the Company; and (4) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee during fiscal 2017 were Messrs. Tillman, Hosein, Ingram, Jackson, Nye, Replogle, and Werner and Ms. Whitaker. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules.

Mr. Tillman served as Chairman of the Governance and Nominations Committee from June 2015 through the August 23, 2016 meeting of the Committee. Mr. Nye became the Chairman of the Governance and Nominations Committee on August 24, 2016. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2018 Annual Meeting of Shareholders” on page 64 below. The Governance and Nominations Committee held four meetings during fiscal 2017. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate to the Company’s CEO, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its August meeting each year. The Committee solicits the recommendations of the Company’s CEO with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Radford to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2017. Radford provided the Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Radford for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 34 below.
The members of the Compensation Committee during fiscal 2017 through August 23, 2016 were Messrs. Werner and Tillman and Ms. Whitaker. On August 24, 2016, Mr. Nye was appointed to the Compensation Committee, and also stepped down from the Audit Committee on that date. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since 2007. The Compensation Committee held five meetings during fiscal 2017. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Certain Transactions and Legal Proceedings
Transactions with Intematix Corporation
In July 2010, Mark Swoboda was appointed Chief Executive Officer of Intematix Corporation, or Intematix. Prior to his appointment as Chief Executive Officer, Mr. Swoboda was unaffiliated with Intematix. Mark Swoboda is the brother of the Company’s Chairman, CEO and President, Charles M. Swoboda. For many years, beginning before Mark Swoboda became affiliated with Intematix, the Company has purchased raw materials from Intematix pursuant to standard purchase orders in the ordinary course of business. During fiscal 2017, the Company purchased $2.3 million of raw materials from Intematix pursuant to standard purchase orders. The Company anticipates that it will continue to purchase raw materials from Intematix in the future pursuant to standard purchase orders.
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions and approved the related person transactions described above under “Certain Transactions and Legal Proceedings.”
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2017.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO
2005 EMPLOYEE STOCK PURCHASE PLAN

General
We are requesting that shareholders approve a proposed amendment to the 2005 Employee Stock Purchase Plan, or ESPP. The amendment was approved at a meeting of the Board of Directors on August 28, 2017 and will become effective only upon shareholder approval. If approved by the shareholders, the proposed amendment will increase the number of shares that may be issued under the ESPP by 2,500,000 shares. The ESPP provides employees of the Company and certain of its subsidiary corporations with an incentive and opportunity to purchase common stock of the Company through payroll deductions at a purchase price equal to 85% of the fair market value of the common stock on the purchase date, plus taxes, if any, imposed on the transaction.
If approved, the amendments would revise Section 13(a) of the ESPP to read as follows:

13(a)
“Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is seven million (7,000,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.”

The ESPP is filed as Appendix C to the Company’s definitive proxy statement (File No. 000-21154) filed with the Securities and Exchange Commission on September 8, 2017, which is available online through the Securities and Exchange Commission’s EDGAR System and through the “Investor Relations” section of the Company’s website at investor.cree.com/sec.cfm. You may also request a copy of the ESPP, as currently in effect, by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
On November 3, 2005, the Company’s shareholders approved the ESPP to succeed the Company’s 1999 Employee Stock Purchase Plan, which terminated on October 31, 2005. Upon its adoption in 2005, the ESPP authorized up to 600,000 shares of the Company’s common stock for issuance under the plan. On October 30, 2008, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 900,000 shares; on October 25, 2011, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 1,000,000 shares; and on October 29, 2013, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 2,000,000 shares and extending the plan term for five years to November 3, 2020. As of September 5, 2017, a total of 4,397,892 shares have been purchased pursuant to the ESPP, leaving 102,108 shares remaining for future issuance. If the amendment is approved, the number of shares authorized for issuance under the ESPP would increase by 2,500,000 shares.
We believe the ESPP is essential to the Company’s future success and encourage shareholders to vote in favor of the amendment.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.
Description of ESPP
The following is a description of the ESPP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as filed as Appendix C to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 8, 2017.
Purpose. The purpose of the ESPP is to provide employees (including officers) of the Company and certain of its subsidiary corporations with an opportunity to purchase common stock through payroll deductions.
Administration. The ESPP is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP will be determined by the Committee, whose decisions will be final, conclusive and binding upon all parties.
Eligibility and Participation. Any individual who is treated as an active employee in the records of the Company or certain of its subsidiary corporations, as designated from time to time by the Committee (other than employees subject to the laws of certain countries that would prohibit participation in the ESPP) and who has been employed for at least 30 continuous days prior to the date of his or her participation is eligible to participate in the ESPP, subject to additional limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code, and limitations on stock ownership described in the ESPP. As of September 5, 2017, there were approximately 3,490 employees eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by delivering to the Company’s stock plan administrator, prior to the commencement of the applicable participation period, a subscription agreement authorizing payroll deductions or by such telephone or other electronic arrangements as the Committee may prescribe.
Participation Periods. The ESPP is implemented by participation periods of twelve months’ duration, with new participation periods beginning on May 1 and November 1 of each year. Each participation period has two six-month purchase periods concluding with a purchase every October 31 and April 30. The ESPP also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period, but at least three months prior to the beginning of the next participation period, to participate in the ESPP. The Committee has the power to alter the duration of the participation periods and purchase dates without shareholder approval.
Securities to be Sold. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to options granted under the ESPP. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. If the amendment is approved by shareholders, the aggregate number of shares that may be issued under the ESPP will be 7,000,000 of which 4,397,892 shares have previously been issued. The last sale price of the Company’s common stock on September 5, 2017 was $24.59 per share, as reported by Nasdaq.
Purchase Price. The purchase price at which shares are sold on a purchase date under the ESPP is the sum of (1) 85% of the fair market value of common stock on the first day of the twelve-month participation period or the purchase date, whichever is lower; and (2) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date is the closing sale price on Nasdaq for that date, unless it is not open for trading on that date, in which case the fair market value will be the closing sale price reported by Nasdaq on the last trading day immediately preceding the given date.
Payroll Deductions. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions over each purchase period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions by filing with the Company a new authorization for payroll deductions and may only increase the rate of payroll deductions at the beginning of each purchase period. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and deposited with the general funds of the Company to be used for any corporate purpose.
Grant and Exercise of Option. At the beginning of a participation period, each participant is granted an option to purchase on each purchase date during that participation period up to the number of shares of the Company’s common stock determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of the Company’s common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the ESPP, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions in the participant’s account will be purchased for the participant at the applicable purchase price. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, the Committee may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions that are not used to purchase common stock due to such pro rata allocation, the Committee will direct the refund of the unused payroll deductions to the participant. If the Committee determines that it will not seek authorization from shareholders for additional shares for issuance under the ESPP for subsequent participation periods, the ESPP will automatically terminate.
No employee may participate in the ESPP if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the ESPP or pursuant to any outstanding options), and no employee will be granted an option under the ESPP to the extent that the employee’s rights to buy stock under all employee stock purchase plans of the Company or any subsidiary accrues at a rate that exceeds $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) for each calendar year in which any such option is outstanding at any time.
Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to a purchase date during such participation period. All payroll deductions taken during the participation period that have not been used to purchase shares will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period; the participant will not be automatically enrolled in a subsequent participation period but may choose to enroll in a subsequent participation period by timely delivering to the Company a new subscription agreement.
Under an automatic reset feature, if the fair market value of a share of the Company’s common stock on the trading day immediately before the first day of a participation period is less than the fair market value of a share on the first day of the immediately preceding participation period, all participants will be automatically withdrawn from the immediately preceding participation period following the purchase of shares on the first purchase date of that participation period and re-enrolled in the next succeeding participation period.
Termination of Employment. If a participant’s employment terminates for any reason, including retirement or death, the participant will be deemed to have withdrawn from the ESPP on the date of employment termination.
Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the ESPP, as well as in the number of shares reserved for issuance under the ESPP.
In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the ESPP will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the ESPP will be assumed by the successor corporation or equivalent options will be substituted, or the participation periods then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.
Nonassignability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Committee as an election to withdraw from the ESPP.
Amendment and Termination of ESPP. The Committee may at any time amend the ESPP without the consent of shareholders or participants, except that any such action will be subject to the approval of the Board of Directors and the Company’s shareholders at or before the next annual meeting of shareholders after such Board action if such approval is required by any laws, rules or regulations, and the Committee may, at its discretion, determine to submit other changes to the ESPP to the Board and shareholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the ESPP without the participant’s consent or disqualify the ESPP under Section 423 of the Code. The ESPP will terminate on November 3, 2020, unless sooner terminated.
Foreign Jurisdictions. The Committee may, in its sole discretion, amend or vary the terms of the ESPP in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Committee may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the ESPP in such jurisdictions.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the ESPP, disposes of such stock by gift or dies.
Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period for the shares. If the shares have been held by the participant for more than two years after the date of the option grant and more than one year after exercise of the option, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price; or (2) 15% of the fair market value of the shares at the time the option was granted. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss realized by the participant upon disposition of the shares will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss will be taxed as long-term or short-term capital gain or loss, depending on the holding period.
The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.
The foregoing does not purport to be a complete summary of the effect of federal income taxation of ESPP transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Plan Awards
Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth with respect to each individual and group listed below (1) the aggregate number of shares of the Company’s common stock purchased under the ESPP since its inception through the most recent purchase date, April 30, 2017; and (2) the dollar value of the benefit received with respect to such purchases.

Cumulative Grants Since Plan Inception in 2005
	No. of Shares	Dollar Value of Benefit (1)
Charles M. Swoboda Chairman, Chief Executive Officer and President	10,496	$72,494
Michael E. McDevitt Executive Vice President and Chief Financial Officer	10,302	$69,642
Daniel J. Castillo Executive Vice President and President–Lighting	—	—
Franco Plastina Former Executive Vice President–Power & RF	2,050	$7,449
Clyde R. Hosein	—	—
Robert A. Ingram	—	—
Darren R. Jackson	—	—
C. Howard Nye	—	—
John B. Replogle	—	—
Thomas H. Werner	—	—
Anne C. Whitaker	—	—
All current executive officers as a group	22,848	$149,585
All current directors who are not executive officers as a group	—	—
All associates of directors, executive officers or nominees	—	—
All other persons who received or are to receive 5% of plan awards	—	—
All employees, including all current officers who are not executive officers, as a group	4,375,044	$33,598,937
________________

(1)	Market value of shares on the date of purchase, minus the purchase price under the ESPP.
Registration with the Securities and Exchange Commission
We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of common stock under the ESPP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the amendment to the ESPP by our shareholders.
Equity Compensation Plans
As of September 5, 2017:

•
There were options to purchase 9,563,006 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 3.64 years, and the weighted average exercise price was $36.69.

•	There were 3,560,428 shares subject to outstanding stock awards that remain subject to forfeiture.

•
There were 4,806,948 shares available for future grants under the LTIP, 102,108 shares available for future issuance under the 2005 Employee Stock Purchase Plan, or ESPP, and 62,058 shares available for future issuance under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program.

The following table provides information, as of June 25, 2017, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	13,005,181	(3)	$38.29	6,073,088	(4)
Equity compensation plans not approved by security holders	40,997	(5)	$3.01	65,083	(6)
Total	13,046,178		$38.27	6,138,171
________________

(1)	Refers to shares of the Company’s common stock.

(2)	The weighted average exercise price relates solely to outstanding stock option shares because shares subject to restricted stock units have no exercise price.

(3)
Includes shares issuable upon exercise of outstanding options and restricted stock units under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended, or the 2004 LTIP - 5,176,015 shares; and LTIP - 7,829,166 shares.

(4)	Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP - 5,970,980 shares and ESPP - 102,108 shares.

(5)
Includes shares issuable upon exercise of outstanding options under the LED Lighting Fixtures, Inc. 2006 Stock Plan, or the LLF Plan - 6,080 shares. Also includes shares issuable under the Deferral Program - 34,917 shares. The Company assumed the options outstanding under the LLF Plan, which have a weighted average exercise price of $3.01 per share, in connection with the Company’s acquisition of LED Lighting Fixtures, Inc., or LLF, in February 2008.

(6)	Includes shares remaining for future issuance under the Deferral Program.
As of June 25, 2017, the only compensation plans or arrangements under which the Company is authorized to issue equity securities and which have not been previously approved by the shareholders are the Deferral Program and the options assumed under the LLF Plan. The LLF Plan has been terminated as to future grants. The following is a brief description of the material features of these plans; this description is not intended to be a complete description of the plans and is qualified in its entirety by reference to the full text of the applicable plan:
LLF Plan. In connection with the acquisition of LLF in February 2008, pursuant to which LLF became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the LLF Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the LLF Plan. As of June 25, 2017, there were 6,080 nonqualified stock options outstanding under the LLF Plan.
Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31 of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 25, 2017, there were 100,000 shares reserved for issuance under the Deferral Program, of which 34,917 shares have been credited to directors’ accounts.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 5, 2017 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 46; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors as a group as of August 23, 2017. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
ClearBridge Investments, LLC (2) 620 8th Avenue New York, NY 10018	13,441,452	13.7%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	10,245,032	10.5%
PRIMECAP Management Company (4) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	8,853,241	9.0%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	7,795,328	8.0%
Dimensional Fund Advisors LP (6) Building One, 6300 Bee Cave Road Austin, TX 78746	5,843,130	6.0%
FMR LLC (7) 245 Summer Street Boston, MA 02210	5,518,321	5.6%
Fairpointe Capital LLC (8) One North Franklin Street, Ste 3300 Chicago, IL 60606	5,506,321	5.6%
Charles M. Swoboda (9)	631,290	*
Michael E. McDevitt (10)	177,324	*
Robert A. Ingram (11)	74,941	*
John B. Replogle (12)	68,993	*
Clyde R. Hosein (13)	59,097	*
Thomas H. Werner (14)	54,847	*
Franco Plastina (15)	42,439	*
Anne C. Whitaker (16)	24,054	*
Darren R. Jackson	18,698	*
C. Howard Nye	13,719	*
Daniel J. Castillo	—	*
All current directors and executive officers as a group (10 persons) (17)	1,122,963	1.1%
________________

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)
As reported by ClearBridge Investments, LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, which states that Clearbridge Investments, LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 12,912,302 shares.

(3)
As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on July 10, 2017, which states that BlackRock, Inc. has sole dispositive power with respect to all of such shares and sole voting power with respect to 10,041,034 shares.

(4)
As reported by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017, which states that PRIMECAP Management Company has sole dispositive power with respect to all of such shares and sole voting power with respect to 3,953,881 shares.

(5)
As reported by The Vanguard Group in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017, which states that The Vanguard Group has sole dispositive power with respect to 7,729,927 shares, shared dispositive power with respect to 65,401 shares, sole voting power with respect to 58,452 shares and shared voting power with respect to 12,022 shares.

(6)
As reported by Dimensional Fund Advisors LP in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017, which states that Dimensional Fund Advisors LP has sole dispositive power with respect to all of such shares and sole voting power with respect to 5,748,870 shares.

(7)
As reported by FMR LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on July 10, 2017, which states that FMR LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 621,384 shares.

(8)
As reported by Fairpointe Capital LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2017, which states that Fairpointe Capital LLC has sole dispositive power with respect to 5,412,321 shares, shared dispositive power with respect to 94,000 shares and sole voting power with respect to 5,334,651 shares.

(9)	Includes 274,000 shares subject to options exercisable within sixty days of September 5, 2017

(10)	Includes 89,000 shares subject to options exercisable within sixty days of September 5, 2017.

(11)	Includes 12,000 shares subject to options exercisable within sixty days of September 5, 2017.

(12)	Includes 4,000 shares subject to options exercisable within sixty days of September 5, 2017.

(13)	Includes 12,000 shares subject to options exercisable within sixty days of September 5, 2017.

(14)	Includes 12,000 shares subject to options exercisable within sixty days of September 5, 2017.

(15)	Mr. Plastina served as Executive Vice President–Power & RF from June 8, 2015 to February 22, 2017.

(16)	Includes 4,000 shares subject to options exercisable within sixty days of September 5, 2017.

(17)	For all current executive officers and directors as a group, includes a total of 407,000 shares subject to options exercisable within sixty days of September 5, 2017.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes the compensation of Cree’s named executive officers for fiscal 2017. The discussion explains the decisions that were made in determining the fiscal 2017 compensation for each named executive officer:

Executive Summary
How our Compensation Program Works. The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting the elements of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit programs and plans in which the executive officers are eligible to participate.
Consistent with the Committee’s philosophy in prior fiscal years, the Committee believes that Cree’s executive officer compensation should:

•	be linked closely to Cree’s operational, financial and business performance;

•	align the interests of the executives with those of Cree’s shareholders;

•	provide incentives for achieving Cree’s financial and business goals; and

•	provide individual executive officers with the opportunity to earn compensation at levels that are competitive with executives in comparable jobs within Cree’s peer company group.
The primary elements of Cree’s executive compensation program are:

•	base salary;

•
performance-based cash incentive compensation, which is paid annually under our long-term incentive compensation plan (or LTIP) for our Chief Executive Officer (or CEO) and our other named executive officers who have been with Cree for the entire fiscal year; and

•	long-term equity incentive compensation, in the form of restricted stock units (RSUs) and performance stock units (PSUs).
The cash incentive and equity incentive elements are linked directly to Cree’s corporate performance and shareholder return, and these elements account for the majority of the target total direct compensation (as defined below) of each executive officer. While these incentive elements provide an opportunity for the executive officer to receive considerable value in terms of compensation, total direct compensation actually realized by the executive officer can vary substantially from the target total direct compensation depending on the degree to which Cree’s financial and business objectives are achieved for the relevant fiscal year and shareholder value is increased. We discuss the difference between targeted total direct compensation and realized total direct compensation below.
Named Executive Officers at Fiscal Year End. The named executive officers who were serving as executive officers of Cree at the end of fiscal 2017 were:

•	Charles M. Swoboda, Chief Executive Officer, President and Chairman of the Board;

•	Michael E. McDevitt, Executive Vice President and Chief Financial Officer; and

•	Daniel J. Castillo, Executive Vice President and President–Lighting (Mr. Castillo joined Cree in November 2016 to lead the Company’s Lighting Products business unit).
In addition, Franco Plastina, former Executive Vice President–Power & RF (and former Chief Executive Officer of Cree’s Wolfspeed business unit), a named executive officer of the Company for fiscal 2017 under applicable Securities and Exchange

Commission rules, served as an executive officer of Cree until his departure in March 2017, but Mr. Plastina was not serving as an executive officer at the end of fiscal 2017. Except as otherwise specifically indicated below, where the discussion below refers to “named executive officers,” it refers to the two named executive officers who served Cree as executive officers throughout all of fiscal 2017 (Messrs. Swoboda and McDevitt), and not to Messrs. Castillo and Plastina.
Chief Executive Officer Transition. As previously announced in May 2017, Mr. Swoboda will step down from his executive positions and as a member of the Board of Directors following a transition period. Mr. Swoboda intends to stay on until a successor is appointed, and thereafter will remain available as a consultant to the Company to ensure a seamless transition of leadership responsibilities to our new CEO.
Key Compensation Decisions Made in August 2016 for Fiscal 2017. Key actions the Committee took in August 2016 with respect to the named executive officers serving at such time are summarized below. These actions are discussed in depth below under “—Elements of Executive Compensation and Analysis of Fiscal 2017 Compensation Decisions—Overall Program Design and Fiscal 2017 Implementation.”

•
Base salaries. Given the Company’s financial performance in fiscal 2016, Mr. Swoboda was not given an annual merit increase in base salary for fiscal 2017. Mr. McDevitt received a 3.4% annual merit increase in base salary for fiscal 2017. Because the agreement to sell the Wolfspeed business to Infineon Technologies AG (Infineon) had already been executed by August 2016 and the Committee expected that Mr. Plastina would not continue serving as a Cree employee following the closing of the sale of Wolfspeed to Infineon (targeted to occur during fiscal 2017), Mr. Plastina’s base salary was held flat for fiscal 2017.

•
Aggressive financial targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Cree-wide financial targets for the fiscal 2017 performance-based cash incentive programs that applied to all of Cree’s named executive officers.[1] Cree did not reach the threshold target for payout under its annual financial targets in fiscal 2017. Because Mr. Swoboda’s and Mr. McDevitt’s performance based cash incentives were measured solely on achievement of Cree annual financial targets for fiscal 2017, Mr. Swoboda and Mr. McDevitt received no payouts of the annual cash incentive compensation under the LTIP.

•
Long-term equity compensation. For fiscal 2017, Cree granted equity awards to the named executive officers in the form of restricted stock united (RSUs) and performance stock units (PSUs) to align the interests of the named executive officers with Cree shareholders and to facilitate named executive officer retention. As will be discussed below, Cree did not reach the performance threshold for vesting of the second performance period tranche of the PSUs granted in September 2015 under the established annual financial targets for fiscal 2017, nor the performance threshold for vesting of the first performance period tranche of the PSUs granted in September 2016 under the established annual financial targets for fiscal 2017 and as a result, neither of these tranches of PSUs vested in September 2017.

•
Proportion of performance-based pay. Based on the Committee’s pay for performance philosophy (as further discussed below), as a direct result of the Committee’s compensation decisions, approximately 88% of Mr. Swoboda’s target total direct compensation for fiscal 2017 was comprised of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. Similarly, 80% of Mr. McDevitt’s target total direct compensation for fiscal 2017 was comprised of these components. Mr. Castillo did not join Cree until November 2016, so his compensation for fiscal 2017 and beyond was negotiated at that time as part of his hiring. As a result of such negotiation, 88% of Mr. Castillo’s target total direct compensation for fiscal 2017 was comprised of these components. Finally, because Mr. Plastina’s compensation was to be determined by the terms of his agreements with Cree and the transaction documents with Infineon, and was linked to the performance of the Wolfspeed business only, the Committee did not make separate grants of short-term cash incentives based on Company-wide targets and long-term equity awards to Mr. Plastina for fiscal 2017. As a result, 46% of Mr. Plastina’s target total direct compensation for fiscal 2017 was comprised of these components.

________________

1
Because the Committee expected that Mr. Plastina would not continue serving as a Cree employee following the closing of the sale of Wolfspeed to Infineon, Mr. Plastina similarly did not participate in the Cree-wide performance-based cash incentive program. Rather, Mr. Plastina was on a Wolfspeed-only bonus plan, along with other senior Wolfspeed employees.

Fiscal 2017 Cree Financial Performance. Fiscal 2017 was a year of progress for Cree, even as we faced several challenges that affected our financial results. While our 2017 financial results were lower than 2016, the financial results do not necessarily reflect the progress we made this past year. Fiscal 2017 revenue was $1.5 billion with a GAAP loss of $1.00 per share and Non-GAAP earnings of $0.50 per share. Wolfspeed revenue grew 25% year over year due to strong growth in Power, RF and Materials. LED Products revenue was similar to fiscal 2016 at $550 million as higher product sales offset lower license revenue. Lighting Products revenue declined to $702 million due to lower sales caused primarily by disruptions related to Q2 commercial product holds and lower consumer bulb sales. Our Wolfspeed business continues to perform very well with growth in all three product lines – Power, RF and Materials, with the growth being driven by new design wins related to electric vehicle systems, battery storage and other industrial applications that are bringing SiC power into the mainstream. The LED Products business made progress in 2017 despite a challenging competitive environment as we continued to innovate to differentiate our products in the market. The Lighting Products business also showed improvement at the end of the year, as margins improved and we continued to make progress improving service levels and rebuilding customer momentum with our channel partners. Cree’s non-GAAP results exclude stock-based compensation expense; amortization or impairment of acquisition-related intangibles; asset retirement charges; charges associated with the LED business restructuring commenced in June 2015; net transaction costs and termination fees related to the terminated sale of the Wolfspeed business; and the net income tax effect associated with the foregoing. Please see Cree’s earnings release for the fourth quarter and fiscal year ended June 25, 2017 included as Exhibit 99.1 to the Form 8-K furnished with the Securities and Exchange Commission on August 22, 2017, for a full reconciliation of our GAAP to non-GAAP numbers, and management’s reasons for utilizing non-GAAP numbers.
Cree’s fiscal 2017 overall financial results did not meet the level targeted for fiscal 2017. As described below, however, Cree’s executive compensation program worked as intended for fiscal 2017, given that the average actual total direct compensation ultimately received by the named executive officers for fiscal 2017 was far below the target total direct compensation for fiscal 2017. The Committee remains committed to reinforcing Cree’s pay-for-performance philosophy in fiscal 2018 and beyond, and has similarly designed the fiscal 2018 compensation packages for continuing named executive officers accordingly.
Fiscal 2017 CEO Realized Pay and Cree’s Fiscal 2017 Performance. The table below illustrates the relationship between Mr. Swoboda’s target pay for fiscal 2017, including for this purpose only additional amounts Mr. Swoboda could potentially earn in fiscal 2017 as a result of prior year equity awards intended to vest in fiscal 2017, and the amounts actually realized based on our fiscal 2017 performance against the metrics established for our short and long term incentive programs for fiscal 2017 (and prior fiscal years, as applicable). This table supplements the information contained in the Summary Compensation Table on page 46, and should be read in conjunction with the Summary Compensation Table. Additionally, the individual compensation elements are discussed in more detail in the discussion that follows in “—Elements of Executive Compensation and Analysis of Fiscal 2017 Compensation Decisions.” As can be seen below, Mr. Swoboda’s realized pay was only 41% of his targeted pay for fiscal 2017, which the Committee believes reflects that its pay for performance compensation structure worked as intended.

Compensation Realized by Our CEO for Fiscal 2017
(Mr. Swoboda)

Compensation Element	Performance Period	Description	Fiscal 2017 Target Value (by element)	Amount Realized for Fiscal 2017	% of Target Realized
Annual Compensation
Annual Cash Compensation
Base Salary	Fiscal 2017	No increase to base salary was given during fiscal 2017.	$785,000	$785,000	100%
Short-Term Incentive		Mr. Swoboda’s annual cash based incentive target is 140% of salary. Based on the financial and performance targets set and subsequent fiscal 2017 results, no award was achieved.	$1,099,000	—	—
Total Annual Cash Compensation			$1,884,000	$785,000	41.7%
Fiscal 2017 Long-Term Incentive Compensation
Performance Stock Units	PSUs granted in prior years for fiscal 2017 performance (grants for fiscal 2016 and fiscal 2017)	In fiscal 2016 and 2017, PSUs comprised 40% of our executives targeted annual equity award. These awards vest equally over three years based on achievement of forward looking financial goals set by the Committee for the three fiscal years following the grant. During fiscal 2017, two separate tranches of these awards were targeted to have vested (one tranche from fiscal 2016 grant and one tranche from fiscal 2017 grant). The performance criteria established was not met for either year, therefore no awards vested, and no value was realized.	$667,105	—	—
Restricted Stock Units	RSUs granted in prior years scheduled to vest for fiscal 2017 service (grants for fiscal 2014, 2015, 2016 and 2017)	In prior years, RSUs comprised 60% of our executives targeted annual equity award. These time-based awards vest equally over four years. The targeted value represents the value of each tranche of the award that was scheduled to vest for fiscal 2017 based on the value at the time of each grant in August 2013, 2014, 2015, and 2016. The amount earned represents the value of the awards that vested for fiscal 2017 service based on the closing price on June 25, 2017 (last day of fiscal 2017).	$2,470,739	$1,677,027	67.9%
Stock Options	Options granted in prior years scheduled to vest for fiscal 2017 service (grant for fiscal 2015)	In prior years (fiscal 2015), stock options comprised a portion of our executives targeted annual equity award. These time-based awards vest equally over three years. The targeted value represents the value of each tranche of the award that was scheduled to vest in fiscal 2017 based on the value at the time of such grant in August 2014 (for fiscal 2015, 2016 and 2017). The amount earned represents the value of the options that vested in fiscal 2017 based on the closing price on June 25, 2017 (last day of fiscal 2017).	$962,758	—	—
Total Long-Term Incentive Compensation			$4,100,602	$1,677,027	40.9%
Total Realized Compensation for Fiscal 2017			$5,984,602	$2,462,027	41.1%
The “Amount Realized” column above differs from the Summary Compensation Table “Total” column. In addition to pay actually received for fiscal 2017 performance, the Summary Compensation Table includes the accounting value of equity granted for fiscal 2017, which may or may not ever be earned. In contrast, this compensation realized table reports only the elements of compensation actually received and/or realized by Mr. Swoboda for fiscal 2017 performance. Specifically, the values for equity awards in the compensation realized table above show the gross compensation (before applicable taxes) that Mr. Swoboda was targeted to receive for fiscal 2017 performance upon the vesting and theoretical exercise of stock options, and the vesting of RSUs and PSUs, regardless of the fiscal year when these options or awards were granted, as compared to the value he actually received upon such exercise or vesting, if any.
Compensation Philosophy and Objectives
The Committee believes that the compensation packages provided to the named executive officers should include both cash and stock-based compensation and should utilize performance-based compensation to reward performance as measured against established business goals, which results in increased compensation to the named executive officers if Cree meets or exceeds these goals. For fiscal 2017, the Committee endeavored to create compensation packages for the named executive officers with the general goal that approximately 80% (or more) of such individuals’ total direct compensation would be at risk, and would generally only be earned by the executives based on increasing Cree’s operating profits, which historically have been highly correlated with an increase in Cree shareholder value.
For fiscal 2017, the Committee generally targeted total target cash compensation (consisting of base salary and targeted short-term cash incentives), and total target total direct compensation (consisting of total target cash compensation plus total target long-term equity compensation) for the 2017 fiscal year only, to be between the 50th and the 75th percentiles of the market data, with an equity-heavy focus, with such equity to be delivered for fiscal 2017 through a mix of 60% RSUs and 40% PSUs. Actual total cash compensation, or TCC, and actual total direct compensation, or TDC, for fiscal 2017 would then vary with the performance-based elements of TCC or TDC based on corporate and individual performance for fiscal 2017. The Committee does not consider long-term equity compensation granted in prior years that have multi-year vesting and/or performance schedules in determining target total direct compensation to avoid “double counting” of compensation.
In setting fiscal 2017 compensation for the named executive officers, the Committee:

•	evaluated each element of compensation as compared to executives in similar roles in Cree’s Peer Group (as defined below) and the Radford Global Technology survey;

•	assessed the performance of the named executive officers, and considered the scope of responsibility and strategic impact of their respective roles within Cree;

•	emphasized variable and performance-based compensation to motivate executives to achieve Cree’s business objectives and align pay with performance; and

•
utilized equity compensation to create a culture of ownership and focus on long-term growth to ensure that equity compensation would continue to play a significant role in the total pay mix for the executives, in order to ensure their alignment with shareholder interests.

Set forth below is graphic representation of the fiscal 2017 total pay mix for both our CEO, Mr. Swoboda, as well as the only other named executive officer serving for the full fiscal year, our CFO, Mr. McDevitt.

Compensation Process
Compensation Calendar. Our Compensation Committee employs a fairly typical and well defined process and annual calendar in connection with making its annual compensation decisions. The Committee holds four regularly scheduled meetings each fiscal year (with such meetings always one quarter in arrears): the first Committee meeting of the fiscal year is in October (typically a day before our Annual Shareholder Meeting); the second Committee meeting is in January; the third

Committee meeting is in late April or early May; and the last Committee meeting of a fiscal year cycle is in August (even though it is already almost two months into the subsequent fiscal year). The first two Committee meetings of a fiscal year cycle (October and January) focus mainly on organizational talent reviews and succession planning. At the May meeting, the Committee’s compensation consultants from Radford present the Committee with an overview of regulatory trends and developments in executive compensation. At the May meeting, Radford and the Committee also review Cree’s Peer Group, and make any necessary or advisable changes to the Peer Group. At the August meeting, Radford presents a comprehensive analysis of Cree’s executive compensation as compared to market data and Peer Group data, and in light of these trends and developments, presents analyses and recommendations for each element of compensation for each named executive officer. The August meeting is the meeting where the Committee makes compensation decisions for the just-commenced fiscal year, as well as finalizing the prior fiscal year’s performance based compensation (i.e., determining if performance thresholds have been met).
Role of Advisory (Non-binding) Shareholder Vote to Approve Executive Compensation and Shareholder Outreach. Cree provides its shareholders with the opportunity to cast an annual advisory (non-binding) vote to approve executive compensation, or the “Say-on-Pay” proposal. At our October 2016 Annual Shareholder Meeting, after negative “Say-on-Pay” vote recommendations by both ISS and Glass Lewis in early October 2016 (and over a month after fiscal 2017 compensation decisions had been made and compensation programs for fiscal 2017 for the named executive officers had been put in place), a slim majority of our shareholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on executive compensation at our 2016 Annual Meeting of Shareholders, with 50.6% of the votes cast supporting our executive compensation policies and practices.
In light of the proxy advisory services’ negative vote recommendations and the Say-on-Pay vote outcome, the Company and the Committee spent considerable time throughout fiscal 2017 speaking with significant shareholders, as well as reviewing and adjusting our compensation programs and pay structure to ensure that our pay structure aligns our compensation programs with the interests of our shareholders. The Committee feels strongly that our executive compensation programs should evolve and be adjusted over time to support the achievement of our business goals, to reflect our challenges, and to promote both the near- and long-term profitable growth of Cree. As in past years and for fiscal 2017, the Committee reviewed and evaluated market trends and best practices in designing and implementing elements to our compensation program, consistent with the compensation philosophy discussed above.

Even before the October 2016 Annual Shareholder Meeting, Cree has viewed a continuing, constructive dialogue with our long-term shareholders as critically important to ensuring that we remain aligned with their interests. With that in mind:

•
We regularly speak with long-term shareholders and appreciate the opportunity to gain further insight and understanding into their views, and speak to portfolio managers at almost all of our top 20 shareholders at least annually, which represents approximately 70% or more of our outstanding shares.

•
We held an Analyst and Investor Day in October 2016 after the 2016 Annual Shareholders Meeting at which analysts and portfolio managers were invited to meet with the leadership team of Cree to discuss Cree’s plans for fiscal 2017 and beyond.

•
We communicate with governance and voting personnel at almost all of our top 10 shareholders at least annually, which represents approximately 60% of our outstanding shares, to solicit feedback on our compensation programs and practices.

The Committee believes the fact that a majority of the votes cast at the 2016 Annual Meeting of Shareholders were voted in favor of the Say-on-Pay proposal, notwithstanding the proxy advisory services’ negative vote recommendations, affirms shareholders’ support of Cree’s executive compensation program. Nonetheless, in light of the close “Say-on-Pay” vote and the proxy advisory services’ negative vote recommendations, the Committee considered the result of the 2016 “Say-on-Pay” vote, and following such consideration, made some changes to Cree’s executive compensation decisions or policies to address some of the specific concerns expressed by shareholders. For example, set forth below are four areas identified by shareholders in conversations within the past few years where the Committee has revised our compensation programs on a go forward basis.

Area	Shareholder Feedback	Action Taken by Committee
Long-Term Incentive Mix (RSUs and PSUs)	At least 50% of the overall equity award should be PSUs (performance based)	Increased allocation of PSUs from 40% to 50% effective for fiscal 2018 equity awards.
Long-Term Incentive Metrics	Desire to have a market based external metric aligned with shareholder return
Effective for fiscal 2018 equity awards, a Total Shareholder Return (TSR) metric will be added as a modifier (+/- 25%) to PSU awards. Initial Vesting (or not) of PSUs will be based on achievement of targeted non-GAAP Operating Income. Award will be adjusted by +/- 25% based on comparison of TSR to an industry based peer group.

PSU Vesting	Desire to have awards tied to one performance period, with no “make up” rights for unearned prior fiscal year PSUs in subsequent fiscal years	Effective for fiscal 2018 equity awards, each year’s PSU may be earned (or not earned) solely based on performance for the one performance period being measured; no “make-up” rights will be included.
Short-Term Incentive Metrics under LTIP	Short-term incentive metrics should not be based on individual NEO goals; rather, enterprise-wide metrics only should be used. In addition, no quarterly payouts for NEOs
Effective for fiscal 2017, all of the named executive officers who served for the full fiscal year will be measured annually on corporate financial targets (no individual performance metrics and no quarterly metrics for such named executive officers).

The Committee will continue to consider the outcome of Say-on-Pay votes and direct shareholder communications when making future compensation decisions for the named executive officers.
Role of Compensation Consultant. The Committee has engaged Radford, an Aon Hewitt Company, to act as the Committee’s independent compensation consultant. The Committee has assessed Radford’s independence and determined that Radford had no conflicts of interest in connection with its provision of services to the Committee. Radford reports directly to the Committee and works with management only at the Committee’s direction. For fiscal 2017, Radford was given the overall directive to assist the Committee with the following:

•	implementing Cree’s compensation philosophy for the executive officers in keeping with overall objectives,

•	gathering relevant market data to assist the Committee in making compensation decisions for the named executive officers, and

•	reviewing Cree’s severance and change in control arrangements as compared to those of the Peer Group.
Cree also purchases published compensation and benefits surveys from Radford, and on occasion, engages Radford to provide consulting services for non-executive compensation matters. The fees paid to Radford for these additional services did not exceed $120,000 in fiscal 2017.
Role of Benchmarking and Comparative Analysis (Market Data). The Committee uses market analyses provided by Radford as a reference point to evaluate the competitiveness of Cree’s compensation packages for the executive officers. Radford develops a market composite (referred to herein as “market data”) using equally weighted data from two sources: (1) public company filings from a select peer group (the “Peer Group”); and (2) the Radford Global Technology survey (composed of other technology companies of comparable size to Cree). Data from the survey is aggregated and individual company information is not determinable. Jobs of similar scope and responsibility as those at the Peer Group companies and companies included in the Radford survey are identified and a market composite is created for each of the executive officer roles. The Committee uses this market data to analyze base salary, short-term cash incentive compensation, TCC, equity compensation, and TDC.
Peer Group
The Committee, assisted by Radford, selects Cree’s peer group based on the following criteria:

•	semiconductor or semiconductor-related business;

•	semiconductor device companies (as opposed to equipment companies);

•	lighting companies;

•	“clean” technology companies (those who offer products and services to reduce the use of natural resources);

•	comparable revenue, market capitalization, and market capitalization as a multiple of revenue;

•	comparable number of employees;

•	companies against which Cree competes for executive talent;

•	companies that allow for sufficient room to grow without over- or under-extending; and

•	sensitivity to the criteria proxy advisor services (e.g., ISS and Glass Lewis) will apply when determining their “Say on Pay” recommendations.
The Committee reviews the Peer Group each year in May to determine if companies should be added or removed from the Peer Group list. Based on the factors listed above, Radford recommended that for Cree’s fiscal 2017 Peer Group, the Committee should consider retaining many of the same companies as were in Cree’s fiscal 2016 Peer Group. Radford also recommended that for Cree’s fiscal 2017 peer group, the Committee should consider the following:

•
remove three companies due to acquisitions (Altera Corporation (which had been acquired by Intel); Atmel Corporation (which was in the process of being acquired by Microchip Technology Incorporated); and Fairchild Semiconductor International, Inc (which was being acquired by ON Semiconductor));

•	remove three companies which no longer aligned to Cree’s market capitalization (Analog Devices, Inc.; Skyworks Solutions, Inc.; and Xilinx, Inc.); and

•
add six companies aligned more closely with Cree’s revenue and market capitalization (Belden Inc.; Cypress Semiconductor Corporation; Entegris, Inc.; National Instruments Corporation; Teradyne, Inc.; and ViaSat, Inc.).

The Committee agreed with this recommendation. Accordingly, the Peer Group companies for Cree for fiscal 2017 were:

Acuity Brands, Inc.	Littelfuse, Inc.
AVX Corporation	Maxim Integrated Products, Inc.
Belden, Inc.	Microchip Technology Incorporated
Cypress Semiconductor Corporation	Microsemi Corporation
Entegris, Inc.	National Instruments Corporation
First Solar, Inc.	Qorvo, Inc.
Hexcel Corporation	SunEdison, Inc.
Hubbell Incorporated	Teradyne, Inc.
Linear Technology Corporation	ViaSat, Inc.
Radford Global Technology Survey
The Committee also considered the Radford Global Technology survey as another source of competitive data to ascertain compensation levels in the broader competitive market. For benchmarking purposes for fiscal 2017, the Committee selected data from the surveys for public high-technology companies with annual revenue levels between $1 billion and $3 billion for Messrs. Swoboda and McDevitt. A list of these companies can be found in Appendix A. In connection with his initial hiring in November 2016, Mr. Castillo was benchmarked against divisions of public high technology companies with revenues of $500 million to $1.5 billion. In connection with his initial hiring as the future Chief Executive Officer of Wolfspeed in June 2015, Mr. Plastina had been benchmarked against public high technology companies with a hardware focus with revenue levels between $50 million and $300 million. These Radford analyses included comparisons to the 25th, 50th, and 75th percentiles on base salary, short-term cash incentive compensation, TCC, equity compensation, and TDC.
Determination of Target Total Direct Compensation (TDC). In May 2016, as part of the Committee’s regular compensation process to determine proposed fiscal 2017 compensation, Radford presented the Committee an overview of regulatory trends and developments in executive compensation. In August 2016, again as part of the Committee’s regular compensation process to determine proposed fiscal 2017 compensation, Radford presented a comprehensive analysis of Cree’s executive compensation as compared to market data and in light of these trends and developments. Radford presented analyses of base salary, performance-based cash incentives, and equity award levels for each then serving executive officer and made recommendations to the Committee using criteria that align with Cree’s compensation philosophy. In addition, the CEO made recommendations with respect to base salary adjustments for executive officers other than himself. The Committee then assessed each compensation component as described below:

•	Base salary increases, if any, are based on:

-
individual performance, including but not limited to, achievement of financial objectives, strategy development and implementation, and overall leadership capabilities including demonstration of the Cree values;

-	responsibilities for which the executive is accountable; and

-	relative position of the executive’s current salary to the market data for that job.

•	Cash-based performance incentive targets as a percentage of base salary are evaluated and approved based on the:

-	level of impact each of the respective executive officer roles has on financial and strategic results;

-	desired mix of base salary, short-term and long-term incentive compensation; and

-	relative position of the executive’s current cash-based performance incentive targets to the market data and comparable short-term incentive targets as a percent of base salary for that job.

•	Equity guidelines are assessed based on the:

-	level of the executive within the organization and the desire to most closely link jobs with the highest impact on financial results to the returns experienced by Cree’s shareholders;

-	scope of responsibilities for which the executive is accountable; and

-	competitive position of Cree’s target long-term equity incentive compensation as compared to the market data.
After a comprehensive review of these elements, the Committee developed target TCC and target TDC for each of the named executive officers.
Determination of Financial Objectives. Each August, the Committee approves one or more annual financial targets that align with Cree’s strategic and financial goals for the coming fiscal year. The annual financial targets approved by the Committee for fiscal 2017 were stated in terms of revenue and non-GAAP operating income. Cree’s non-GAAP results exclude stock-based compensation expense; amortization or impairment of acquisition-related intangibles; asset retirement charges; charges associated with the LED business restructuring commenced in June 2015; net transaction costs and termination fees related to the terminated sale of the Wolfspeed business; and the net income tax effect associated with the foregoing. Each named executive officer’s performance was assessed against these objectives on a Company-wide basis for Messrs. Swoboda, McDevitt and Mr. Castillo (although Mr. Castillo did not join Cree until November 2016), and on a Wolfspeed-only basis for Mr. Plastina (Mr. Plastina’s Wolfspeed only goals were 60% annual goals and 40% quarterly goals). Achievement of these pre-determined financial objectives determines the eventual performance incentive payouts as defined by the program guidelines.
Performance Assessment and Approval of Performance-based Cash Incentives. At the close of each fiscal year, the CEO reviews the performance of each named executive officer (other than himself) and develops a performance summary and recommendations for base salary increases. The CEO also recommends any annual payout for the performance units for the named executive officers under the LTIP, which is based on the pre-approved financial targets at prescribed payout levels as discussed above, all as previously approved by the Committee at its August meeting (at the beginning of the fiscal year). These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions for the recently completed fiscal year and the upcoming fiscal year.
Each August, the independent members of the Board of Directors evaluate the CEO’s performance for the just ended fiscal year. His performance is assessed based on financial results, overall leadership, and achievement of strategic objectives for that completed fiscal year. A summary of this evaluation is presented to the Committee along with the short-term incentive payout recommendation for the previous fiscal year, which is based solely on Cree’s financial performance during that previous fiscal year. The Committee then also determines the pay actions, if any, that will be taken for the CEO for the upcoming fiscal year, including target TCC and target TDC.
Role of Tally Sheets. In making compensation decisions for the CEO for each fiscal year, the Committee members review a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three fiscal years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with the value of the CEO’s compensation package and assists the Committee in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.
Role of Executive Officers. No executive officer, including the CEO, provides input to the Committee into setting his or her own compensation, but the CEO is provided the opportunity to make recommendations regarding the annual corporate targets and the business unit targets. The CEO is responsible for annually evaluating the performance of all of the named executive officers (except himself), developing performance summaries and making recommendations to the Committee based on those reviews for the compensation of those executives, which reviews are one factor the Committee considers in making final compensation decisions.

Elements of Executive Compensation and Analysis of Fiscal 2017 Compensation Decisions
The primary elements of Cree’s executive compensation program are described below. The term “market data” is described under “Role of Benchmarking and Comparative Analysis” above.
Compensation Elements

Compensation Element	Purpose	Practice
Base salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation paid throughout the year and reviewed annually by the Committee with consideration to our stated compensation philosophy.
Performance-based cash incentive compensation	To motivate and reward organizational achievement of predetermined annual financial goals.
Variable cash based compensation linked directly to the achievement of specified corporate financial goals. The CEO and other named executive officers serving for the full fiscal year are eligible for annual payouts for performance units granted under the LTIP. Mr. Castillo was eligible for a pro-rated annual payout.

Long-term equity incentive compensation	To drive executives’ focus on long-term growth and increased shareholder value and to promote retention.
Time-based RSUs and performance-based PSUs delivered for fiscal 2017 through a mix of 60% RSUs and 40% PSUs. Grants based on an evaluation of market data, corporate financial performance and potential retention risks. Equity levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.

Post-termination and severance benefits	To provide for certain limited economic security in the event an executive officer is terminated without cause or resigns with good reason.
Except as noted below, each named executive officer is covered under Cree’s Section 16 Officer Severance Plan which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason (provided that he is not entitled to severance under the severance plan if he is entitled to severance under a change in control agreement with Cree). Cree has also entered into a change in control agreement with each named executive officer, which agreements feature a “double trigger,” described in “Change in Control Agreements” on page 50 below. Following the execution of the Swoboda Separation Agreement (as defined below), Mr. Swoboda is no longer covered by the Section 16 Officer Severance Plan or a separate change in control agreement.

Other benefits	To provide competitive benefits promoting employee health and productivity.
Other benefits are generally those available to all employees. The only perquisite generally offered to named executive officers is the availability of a voluntary comprehensive physical examination once every two calendar years until age 50 and once per calendar year over age 50. In connection with the negotiation of the Swoboda Separation Agreement, Mr. Swoboda received reimbursement of his legal fees.

The Committee demonstrates its commitment to paying executive officers based on performance through the design of Cree’s compensation programs and the setting of stretch goals that support Cree’s growth strategy and commitment to increasing shareholder value. The Committee is also committed to maintaining a compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on Cree. See “Compensation Program Risk Assessment” on page 16 for details regarding the Committee’s annual assessment of the compensation program.
Overall Program Design and Fiscal 2017 Implementation. For fiscal 2017, in August 2016 the Committee evaluated Cree’s fiscal 2016 performance to determine performance rewards for fiscal 2016 performance and as an initial reference point in setting fiscal 2017 objectives. Fiscal 2016 was a year of progress towards our goal to build a more focused and valuable LED lighting technology company. We successfully restructured the LED business, improved commercial lighting fundamentals, refocused our consumer business on premium LED bulbs, and believed we had reached a significant agreement to unlock shareholder value with our executed agreement to sell our Wolfspeed business unit to Infineon. Cree’s fiscal 2016 revenue was similar to fiscal 2015 at $1.62 billion as the combination of growth in commercial lighting and stable LED revenue was offset by lower consumer lighting sales and a slowdown in our Wolfspeed business. Despite some challenges in fiscal 2016, we made good progress growing Company profits as non-GAAP operating income increased 55%, non-GAAP net income increased 23% and non-GAAP earnings per share increased 37%.
Based on the fiscal 2016 performance and other factors, the Committee determined to set fiscal 2017 target TDC for the named executive officers between the 50th and 75th percentiles of the market data. Each compensation element is discussed and analyzed below along with the Committee’s decisions regarding compensation actions for fiscal 2017.
Base Salary
Base salary ranges are established for each executive officer based on job responsibilities along with the competitive range derived from market data. The Committee considers several factors when determining whether and where to set actual base salaries within the competitive range and whether to increase the base salaries. It assesses the executive’s performance against corporate and individual goals, experience, qualifications and scope of responsibilities. The Committee also assesses competitive salary practices by Peer Group companies and as reported in the Radford Global Technology survey. Further, the Committee considers the portion of each named executive officer’s TDC that is comprised of fixed compensation (base salary) and the portion that is comprised of at-risk compensation (performance based incentives). The Committee is committed to reinforcing pay-for-performance, which it does by ensuring that fixed pay is a relatively small proportion of TDC, while remaining within the market competitive range.
Given the Company’s financial performance in fiscal 2016, Mr. Swoboda was not given an annual merit increase in base salary for fiscal 2017. After not being given a salary increase for fiscal 2016, Mr. McDevitt received an annual merit increase in base salary for fiscal 2017. Because the agreement to sell the Wolfspeed business to Infineon had already been executed by August 2016, Mr. Plastina’s base salary was held flat for fiscal 2017.

Executive Officer	Fiscal 2016 Salary	Fiscal 2017 Salary	Percentage Increase
Charles M. Swoboda	$785,000	$785,000	0%
Michael E. McDevitt	$440,000	$455,000	3.4%
Franco Plastina	$450,000	$450,000	0%
Daniel J. Castillo	N/A	$425,000	N/A
Performance-Based Cash Incentive Compensation (LTIP)
Cree pays annual performance-based cash incentive compensation to the CEO and the other named executive officers for achievement of annual financial objectives under the Long-Term Incentive Compensation Plan (LTIP). The Committee measures the performance of Cree against annual financial objectives established at the beginning of the fiscal year.
As discussed above, the CEO and the other named executive officers are eligible to receive annual performance-based cash incentive compensation under the LTIP (referred to as performance units or performance unit awards). None of the named executive officers serving for the full fiscal year participate in any other cash-based performance incentive plan. The LTIP is designed to comply with Section 162(m) in that performance unit awards are contingent upon achievement of pre-determined corporate objectives. Awards are paid based on achievement of these performance goals established under the LTIP and are calculated using a pre-defined formula based on the level of Cree’s financial performance, and the target awards are expressed as a percentage of the named executive officer’s base salary. Any payments under these performance units are paid only in cash.

In August 2016, each of Messrs. Swoboda and McDevitt received performance units under the LTIP for fiscal 2017 with the annual targets discussed below. Because Mr. Castillo did not join Cree until November 2016, his compensation for fiscal 2017, including any cash-based performance incentives, was negotiated at that time as part of his hiring, and he did not receive any performance units under the LTIP. Similarly, because Mr. Plastina’s compensation was to be determined by the terms of his agreements with Cree (including his participation in Cree’s Management Incentive Compensation Plan (MICP) based only on Wolfspeed performance, and not on Cree company-wide results) and the transaction documents with Infineon, Mr. Plastina did not receive any performance units under the LTIP for fiscal 2017.
Except as provided in the Section 16 Officer Severance Plan discussed below, or with respect to death or long-term disability or a change in control, (1) a named executive officer must have been continuously employed as an executive officer through the last day of the performance period; (2) the performance units would not be considered earned until the last day of the performance period; and (3) if the named executive officer terminated his employment prior to the last day of the performance period, with or without cause, he would have forfeited his performance units. Please see “-Additional Information-Post-Termination Arrangements-Separation, General Release and Consulting Agreement with Mr. Swoboda” for a discussion of how Mr. Swoboda’s grants for fiscal 2017 will be treated following the transition period discussed above.
Cash Incentive Targets and Components under the LTIP
Consistent with Radford’s analysis of Cree’s executive compensation as compared to the market data, in August 2016, the Committee left the annual target cash incentive awards for fiscal 2017 for each of the named executive officers unchanged.
The target cash incentive awards for the named executive officers are summarized as follows:

•
Mr. Swoboda’s annual target cash incentive award for fiscal 2017 was set at 140% of his base salary. This put Mr. Swoboda’s target TCC slightly above the 50th percentile of the market data. Mr. Swoboda’s entire cash incentive award for fiscal 2017 is based solely on annual corporate financial goals.

•
Mr. McDevitt had his annual target cash incentive award for fiscal 2017 set at 80% of base salary, which put Mr. McDevitt’s target TCC at approximately the 50th percentile of the market data. Mr. McDevitt’s entire cash incentive award for fiscal 2017 is based solely on annual corporate financial goals.

•
Mr. Castillo’s annual target cash incentive award for fiscal 2017 was set in connection with his initial hiring in November 2016 at 80% of base salary, which put Mr. Castillo’s target TCC at approximately the 75th percentile of the market data. Mr. Castillo’s entire (pro-rated) cash incentive award for fiscal 2017 is based solely on annual corporate financial goals.

•
Mr. Plastina’s annual target cash incentive award for fiscal 2017 was set at 85% of base salary, which put his target TCC at approximately the 50th percentile of the market data. Wolfspeed-only annual goals comprised 60% of the target incentive for Mr. Plastina. Quarterly goals comprised the remaining 40% (10% per quarter) of the target incentive for Mr. Plastina, and were based solely on the achievement of the Wolfspeed business unit financial objectives (business unit revenue and business unit non-GAAP operating income).

A schematic of the plan design for Messrs. Swoboda, McDevitt and Castillo is shown below:

Year-end Base Salary
Target Incentive Opportunity
50% Annual Non-GAAP Operating Income (Threshold Measure)
50% Annual Revenue
Minimum Award 50%
Maximum Award 200%
Minimum Award 50%
Maximum Award 200%

When determining the level of annual cash-based awards payable under the LTIP, performance against each financial measure is weighted equally in determining the amount of any annual award payout, and the annual award payout percentage is the average is based on the percentage of achievement of each measure, rounded to the nearest whole percentage. For fiscal 2017, in August 2016 the Committee determined that no payout would be made for the annual corporate financial goals unless the minimum non-GAAP operating income threshold was achieved. Provided that the minimum non-GAAP operating income goal was achieved, if attainment of a goal met or exceeded the minimum performance level but fell below the target, a payment would be earned of at least 50% but less than 100% of the target award opportunity for such annual corporate goal, and if attainment of a goal met or exceeded the target performance level but fell below the maximum, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such corporate goal. The maximum payment for any annual award payout would be 200% of the target annual award opportunity.
Performance Goals for Fiscal 2017
For fiscal 2017, the annual financial targets approved by the Committee were stated in terms of revenue and non-GAAP operating income. In addition, before any annual payouts could be made under the LTIP for fiscal 2017 performance, the Committee determined that a minimum non-GAAP operating income threshold for fiscal 2017 must be met first in order for any annual award to be paid (even if the revenue target was otherwise met). Each of the minimum, target, and maximum annual goals for fiscal 2017 for each performance measure were pre-set and approved by the Committee in August 2016 based upon a comparison to the Company revenue and non-GAAP operating income actually achieved in fiscal 2016, but adjusted by the Committee based on certain items not expected to recur in fiscal 2017 or based on the fourth fiscal quarter “exit run rate” basis.
As a result, in August 2016 the Committee established the following performance goals for fiscal 2017:

Performance Goal	Minimum	Target	Maximum
Revenue	$1.51B	$1.59B	$1.85B
Non-GAAP operating income	$75.5M	$100.0M	$168.0M

Results and Actual Payouts for Fiscal 2017
Cree did not reach the $75.5 million minimum level of non-GAAP operating income required for the LTIP annual payments, achieving non-GAAP operating income of $56 million. Revenue was $1.47 billion, below the minimum of $1.51 billion. Consequently, no annual payouts were made to the CEO and the other named executive officers under the LTIP. Accordingly, the named executive officers earned the following performance-based incentive cash awards for fiscal 2017:

Executive Officer	Target Award	Actual Award Earned	Actual Award as a Percent of Target	Actual Award as a Percent of Salary
Charles M. Swoboda	$1,099,000	0	0%	0%
Michael E. McDevitt	$352,000	0	0%	0%
Franco Plastina[1]	$382,500	$95,625	30%	21%
Daniel J. Castillo[2]	$215,764	0	0%	0%
LTIP Equity Awards
Equity awards are granted to the named executive officers under the shareholder-approved LTIP to align their performance with shareholder interests, provide an opportunity for these officers to increase their ownership stake in Cree, and also provide for executive officer retention. The Committee emphasizes the importance of company and shareholder value growth by endeavoring to create compensation packages for the named executive officers with the general goal that approximately 80% or more of such individuals’ TDC would be at risk, and would generally only be earned by the executives based on increasing Cree’s operating profits, which historically have been highly correlated with an increase in Cree shareholder value. As a result, for fiscal 2017, the Committee approved grants of RSUs and PSUs as long-term equity compensation (except with respect to Mr. Plastina, as described below).
The Committee generally approves annual equity grants under the LTIP to be made on the first business day of September. The Committee awards equity grants without regard to any scheduled or anticipated release of material information, and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.
Fiscal 2017 Equity Awards
The Committee approved the following equity grants to the named executive officers below at its regularly scheduled August 2016 meeting. Except as noted below, the awards were granted on September 1, 2016:

Executive Officer	RSUs	PSUs
Charles M. Swoboda	110,920	73,946
Michael E. McDevitt	32,904	21,936
Daniel J. Castillo[3]	92,565	33,660
Franco Plastina[4]	0	0
________________

1
Mr. Plastina’s amount paid is based upon his participation in the MICP with Wolfspeed-only targets and in part on the severance he received under Cree’s Section 16 Officer Severance Plan. Although Mr. Plastina was a named executive officer at the beginning of fiscal 2017, because the agreement to sell Cree’s Wolfspeed business to Infineon had already been executed when the fiscal 2017 compensation decisions were made by the Committee in August 2017, and the Committee did not expect Mr. Plastina to continue serving as a Cree employee following the closing of the transaction, the Committee did not grant Mr. Plastina any performance unit awards under the LTIP at that time, but rather allowed Mr. Plastina to participate in the MICP with other Wolfspeed employees.

2	Mr. Castillo’s Target Award amount is pro-rated based on his hire date of November 7, 2016.
3
Mr. Castillo did not receive his equity grants in September 2016, but rather when he was hired in November 2016. The details of Mr. Castillo’s sign-on equity grants are set forth below in the “Grants of Equity and Non-Equity Incentive Awards” Table on page 47 and in the “Outstanding Equity Awards” Table on page 48. The size and types of grants were benchmarked against and based on the relevant market data and the negotiation of Mr. Castillo’s total sign-on compensation package.

4
Mr. Plastina did not receive any annual equity grants from Cree for fiscal 2017 in September 2016 in light of the executed agreement to sell the Wolfspeed business, because his Change in Control Agreement with Cree addressed his compensation upon consummation of the sale of Wolfspeed to Infineon.

In granting equity awards, the Committee considered Cree’s current and historical financial performance, along with each named executive officer’s demonstrated ability to sustain performance over time. The Committee also reviewed annual equity usage and assessed Cree’s historical use of shares, as compared to the peer companies. Specifically, the Committee determined that Cree’s annual burn rate, net of forfeitures, as of the end of fiscal 2016 had averaged approximately 3.0% of average weighted shares outstanding for fiscal 2016, and approximately 3.1% for the three-fiscal year period, which the Committee has been advised by Radford is near the median rate among peer companies in the semiconductor industry.
Based on these considerations and the TDC analysis prepared by Radford, the Committee determined that the September 1, 2016 equity grant amounts above were appropriate, because these equity grants awarded to the named executive officers, including the PSUs, reflected a target TDC between the 50th and 75th percentiles of the market data (based on the value of such equity at the time of grant). The Committee believes that the grant sizes at this level reinforce the focus on enhancing shareholder value and position the target TDC within the desired range, while also meeting the goal of having approximately 75% of the named executive officers’ TDC at risk.
Equity awards are reflected as compensation for fiscal 2017 in accordance with applicable reporting requirements in the Summary Compensation Table on page 46 under the “Stock Awards” and “Option Awards” columns and in the Grants of Plan-Based Awards table on page 47.
Restricted Stock Units (RSUs)
Restricted stock units (RSUs), which are subject to time-based vesting, align the interests of the named executive officers with the interests of Cree’s shareholders because the value of RSUs fluctuates with Cree’s stock price. The primary value of RSUs, however, is that they create a strong incentive for retention, as RSUs have full value to the named executive officers upon vesting.
RSUs granted in September 2016 to Messrs. Swoboda and McDevitt in fiscal 2017 vest ratably in equal annual increments over four years from the grant date. The RSUs granted to Mr. Castillo in November 2016 in connection with his initial hiring by Cree vest ratably in equal annual increments over four years from the grant date. A second sign-on RSU retention grant to Mr. Castillo vests in its entirety in November 2020. Vesting ends upon termination of employment, and all unvested RSUs are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the named executive officers’ change in control agreements, however, vesting of RSUs may also be accelerated in certain circumstances as discussed below. Mr. Swoboda’s outstanding RSUs will continue to vest during the transition and consulting periods described in the Swoboda Separation Agreement in accordance with their terms.
Performance Stock Units (PSUs)
Performance stock units (PSUs) even further align the interests of the named executive officers with the interests of Cree’s shareholders because not only does the value of PSUs fluctuate with Cree’s stock price, but the performance criteria must first be met for the PSUs to vest. PSUs have retention incentives similar to RSUs, because PSUs will have full value to the named executive officers if the PSUs vest.
For fiscal 2017, in August 2016 the Committee approved the grant of PSUs to the named executive officers (other than Mr. Plastina and Mr. Castillo) that would vest, if at all, in three equal tranches based on the terms and conditions set forth below tied to Cree’s non-GAAP operating income as determined by the Committee as specified below for the Company’s 2017, 2018 and 2019 fiscal years, assuming the named executive officer had not terminated his service to Cree, as follows:

•
one-third of the PSUs would vest on September 1, 2017, if the Company achieves fiscal 2017 non-GAAP operating income of at least $79.7 million (i.e., at least a five and one-half percent (5.5%) increase in non-GAAP operating income for fiscal 2017 as compared to actual fiscal 2016 non-GAAP operating income of $75.5 million);

•
one-third of the PSUs would vest on September 1, 2018, if the Company achieves fiscal 2016 non-GAAP operating income of at least $84.0 million (i.e., at least a five and one-half percent (5.5%) increase in non-GAAP operating income for fiscal 2018 as compared to the minimum fiscal 2017 non-GAAP operating income target of $79.6 million); and

•
100% of the PSUs, less any PSUs previously vested in September 2017 or September 2018, would vest on September 1, 2019, if the Company achieves fiscal 2019 non-GAAP operating income of at least $88.7 million (i.e., at least a five and one-half percent (5.5%) increase in non-GAAP operating income for fiscal 2019 as compared to the minimum fiscal 2018 non-GAAP operating income target of $84.0 million).

Any portion of a PSU that is deemed unearned at the end of the 2017 fiscal year performance period and/or the 2018 fiscal year performance period will carry forward and may be earned together with the fiscal 2019 portion of the award if the
Committee determines that the non-GAAP operating income performance objective for fiscal 2019 has been achieved. Vesting of these PSUs granted in August 2016 ends upon termination of employment, and all unvested PSUs are forfeited. Unlike for RSUs, vesting of PSUs does not accelerate for the named executive officers upon death or termination of employment due to disability. Under the terms of the named executive officers’ change in control agreements, however, vesting of options and RSUs may also be accelerated in certain circumstances as discussed below, but performance based awards like the PSUs granted in August 2016 are excluded from such acceleration. Mr. Swoboda’s outstanding PSUs will continue to vest during the transition and consulting periods set forth in the Swoboda Separation Agreement in accordance with their terms.
Cree’s non-GAAP operating income for fiscal 2017 was $56 million, and as a result, the first tranche of the PSUs granted in August 2016 for fiscal 2017 financial performance was not earned or vested in September 2017, and further the second tranche of the PSUs granted in August 2015 for fiscal 2017 financial performance was not earned or vested as of such date.
Additional Information
Other Benefits and Perquisites. Consistent with Cree’s compensation philosophy, the Committee seeks to limit the perquisites provided to the named executive officers. Generally, the named executive officers are eligible to participate in only those benefit and retirement programs available to other employees, including Cree’s 401(k) plan, health and welfare plans, group term life insurance plan and Cree’s employee stock purchase program. The named executive officers receive matching contributions under the 401(k) plan consistent with other participating employees. Such matching contributions for named executive officers for fiscal 2017 are included in the Summary Compensation Table on page 46 under the “All Other Compensation” column.
The current named executive officers are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers to receive regular comprehensive physical examinations, as their future health and well being are important to Cree’s success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once every two calendar years until age 50 and once per calendar year thereafter at a facility designated by Cree.
Post-Termination Arrangements. Cree has entered into a change in control agreement with each named executive officer that remains in effect so long as the executive is a Section 16 Officer (as defined below). This agreement provides for certain payments to the named executive officer in the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of Cree or, in certain cases, a business unit of Cree. Additionally, the Committee has adopted the Severance Plan for Section 16 Officers, or the Severance Plan, which provides for severance benefits in the event an executive officer is terminated without cause or resigns for good reason and is not entitled to compensation under a change in control agreement. Mr. Swoboda’s post-termination arrangements are set forth in the Swoboda Separation Agreement, which superseded any other severance benefits for which Mr. Swoboda was previously entitled under the Severance Plan or his separate change in control agreement. As a result, the only named executive officers eligible to participate in the Severance Plan as of the end of the fiscal year were Messrs. McDevitt and Castillo (Mr. Plastina was no longer employed at the end of the fiscal year). Similarly, on the last date of the fiscal year, only Mr. McDevitt’s change in control agreement was in effect (Mr. Castillo’s change in control agreement was not actually effective until September 1, 2017). The Committee has approved these severance benefits following termination, both in the context of a change in control and in other circumstances, to encourage executive officers to act in Cree’s best interests without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment.
Change in Control Agreements
Cree enters into a Change in Control Agreement with each named executive officer to promote the stability and continuity of senior management as well as to ensure that the executive remains focused on Cree’s shareholders’ interests, rather than his own, in the context of a change in control transaction. Further, the change in control agreement features a double trigger, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (1) is terminated without cause; or (2) terminates his employment for good reason. Termination is considered to be in connection with a change in control if it occurs within 12 months following a change in control. See “Potential Payments upon Termination or Change in Control” on page 50 below.
In determining the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance (other than such payments and benefits that are generally available to all employees), the Compensation Committee reviewed severance benefits data derived from proxy materials filed by our Peer Group. The Compensation Committee utilized this competitive severance benefits data as a check to determine whether each of the proposed severance payments and benefits for the named executive officers was set at an appropriate level for the circumstance that triggers payment or provision of benefits in light of market conditions. The Compensation Committee generally seeks to confirm annually that the level of each severance payment or benefit for the named executive officers is at or slightly above the median level of comparable payments and benefits offered to similarly situated executives in our Peer Group. In approving the provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance, the Compensation Committee was briefed by Radford on the overall competitiveness of the proposed severance payment and benefit levels for the named executive officers in a broader cross-section of the total market.
At the Committee’s August 2017 meeting, it approved a new form of Change in Control Agreement to enter into with Mr. Castillo as well as to replace Mr. McDevitt’s current agreement. The changes approved by the Committee are described in more detail under “Potential Payments upon Termination or Change in Control-Subsequent Events” below. In addition to certain definitional change described below clarifying the events triggering payment under the agreement, the new Change in Control Agreement will entitle Mr. McDevitt to a lump sum payment equal to 150% of his total target annual incentive award for the fiscal year in which the termination occurs, as compared to, under the old Change in Control Agreement, 100% plus a pro-rata amount between 0-100% depending on the number of days remaining in the fiscal year when termination occurs.
Severance Plan
The Severance Plan provides severance benefits in the event of termination of employment without cause or resignation for good reason to Cree’s officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 Officers.  All of the current named executive officers are therefore eligible to participate in the Severance Plan, with the exception of Mr. Swoboda, as described below. The Severance Plan will not apply to a Section 16 Officer, however, if he becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with Cree, such as the Change in Control Agreements described above.
In the event of termination of the CEO’s employment without cause or his resignation for good reason, he is entitled to 24 months’ continuation of base salary and a lump sum payment equal to 24 months of COBRA premiums under the Severance Plan. Messrs. McDevitt and Castillo are entitled to 18 months’ continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums under the Severance Plan. As amended in October 2013, the Severance Plan also provides that an eligible Section 16 Officer will be entitled to receive an amount equal to the total payout at target for one year under any performance unit grant in effect as of his termination date (or in the case of the CEO, an amount equal to 2 times the annual payout at target under any performance unit in effect as of his termination date), even though he is no longer employed on the date of payment.
The Severance Plan also provides that if the Section 16 Officer becomes generally disabled and his employment is terminated before he becomes eligible for benefits under Cree’s long-term disability program or if he elects to resign for good reason because Cree does not restore him to his prior position and level of authority after he returns from long-term disability leave, then he will be entitled to severance benefits under the Severance Plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require the Section 16 Officer to sign a release of claims. The Severance Plan includes slightly different terms that would be applicable to the CEO, except that Mr. Swoboda has entered into the Swoboda Separation Agreement described below, which supersedes his participation in the Severance Plan.
Separation, General Release and Consulting Agreement with Mr. Swoboda
On May 18, 2017, Mr. Swoboda and the Company executed a Separation, General Release and Consulting Agreement (the “Swoboda Separation Agreement”). Pursuant to the Swoboda Separation Agreement, Mr. Swoboda will remain in his executive positions and as Chairman of the Board for a transition period until the earlier of (i) such time as the Company determines his services are no longer needed and gives him 10 days’ notice thereof or (ii) if a new CEO has not been appointed by January 2, 2018, such time as Mr. Swoboda terminates the transition period upon 30 days’ notice. Upon termination of the transition period, Mr. Swoboda will receive separation benefits equal to (i) eighteen (18) months’ pay, based on his current annual salary of $785,000 per year, or a total of $1,177,500, which amount shall be payable in equal monthly installments over the 18 months following such termination; (ii) $1,648,500, which amount is equal to 1.5 times Mr. Swoboda’s annual bonus amount at target, payable following such termination; and (iii) a lump sum payment of 18 times the COBRA premium applicable to the type of medical, dental and vision coverage in effect for Mr. Swoboda at the end of the transition period. The separation benefits provided under the Swoboda Separation Agreement replace any separation benefits Mr. Swoboda might have been entitled to receive now or in the future under the Severance Plan, the LTIP, or his Change in Control Agreement. For the first 18 months of the consulting term, the separation benefits described above will be compensation for his consulting services. During the remaining period of the consulting term, Mr. Swoboda will receive a $5,000 monthly consulting fee.

Section 162(m) Treatment Regarding Performance-Based Equity Awards. The Committee reviews and considers the deductibility of executive compensation under Section 162(m), which provides that Cree may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers. Performance-based compensation within the meaning of Section 162(m), including stock and cash incentive compensation under the LTIP, is excluded from this limitation. Cree seeks to structure the performance-based portion of the compensation of the executive officers in a manner that complies with Section 162(m) when Cree considers it to be in Cree’s best interests, taking into account all relevant factors. The deductibility of compensation payable to the executive officers, however, is only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.
Share Ownership Guidelines. The Board of Directors has adopted Corporate Governance Principles for Cree that include share ownership guidelines for members of the Board of Directors and executive officers. Under these guidelines, within five years after election or appointment:

•	the CEO is expected to own shares with a value not less than five times his base salary;

•	each other executive officer is expected to own shares with a value not less than two times the officer’s base salary; and

•	each non-employee member of the Board of Directors is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees.
Presently all directors and executive officers meet these minimum ownership guidelines.
Anti-Pledging and Hedging Policies. Cree has adopted a Securities Trading Policy that prevents our named executive officers or directors from entering into any pledging or margin account transactions in Cree stock. In addition, although hedging transactions in Cree stock are not completely prohibited for our named executive officers or directors, any employee or director that wishes to enter into a hedging transaction with Cree stock, such transaction must be pre-cleared in advance with Cree’s General Counsel. No such hedging transactions have been requested or approved.
Compensation Committee Report
The Compensation Committee met on August 28, 2017 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman
C. Howard Nye
Anne C. Whitaker

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2017.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Charles M. Swoboda	2017	$785,000	$4,507,033	—	—	$21,458	$5,313,491
Chairman, CEO and President	2016	$785,000	$5,003,146	—	$252,770	$7,984	$6,048,900
	2015	$779,615	$3,610,400	$1,016,909	—	$9,453	$5,416,377

Michael E. McDevitt	2017	$455,004	$1,336,999	—	—	$8,901	$1,800,904
Executive Vice President and CFO	2016	$440,000	$1,484,165	—	$129,536	$8,559	$2,062,260
	2015	$433,077	$1,128,250	$254,227	$21,120	$9,634	$1,846,308

Daniel J. Castillo	2017	$425,000	$2,739,083	—	—	$171,218	$3,335,301
Executive Vice President and
President–Lighting (3)

Franco Plastina	2017	$450,000	—	—	$95,625	$10,903	$518,278
Former Executive Vice President–	2016	$450,000	$172,957	—	$113,985	$9,502	$746,444
Power & RF (4)	2015	$252,965	$191,532	—	—	—	$444,497

________________

(1)
Represents the aggregate grant date fair value of service-based RSUs, PSUs and stock options granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 25, 2017 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. In fact, for example, because the PSUs did not vest for fiscal 2016 or fiscal 2017, the amount in the Stock Awards column for Messrs. Swoboda and McDevitt for fiscal 2017 reflect $902,600 and $406,170, respectively, that was not received by the executives.

(2)
The amount listed in column (i) for Mr. Swoboda in fiscal 2017 represents (a) matching contributions to the 401(k) retirement plan of $10,349, (b) reimbursement for an executive physical of $2,100, and (c) reimbursement for legal fees of $9,009 in conjunction with his separation agreement. The amount listed in column (i) for Mr. Castillo in fiscal 2017 represents (a) the gross-up amount for one-time payments in conjunction with his appointment as Executive Vice President and President–Lighting of $165,333, and (b) matching contributions to the 401(k) retirement plan of $5,885. No other named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more in any other fiscal year. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2015 through 2016.

(3)	Mr. Castillo was appointed as Executive Vice President and President–Lighting on November 7, 2016.

(4)
Mr. Plastina served as Executive Vice President–Power & RF from June 8, 2015 to February 22, 2017. Stock awards include RSUs granted to Mr. Plastina in fiscal 2015 in connection with his service as a non-employee director prior to the time he was appointed an executive officer.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about RSUs, PSUs and non-equity incentive plan awards granted to the named executive officers during fiscal 2017. All RSUs and PSUs were granted under the LTIP. No stock options were granted to the named executive officers in fiscal 2017.
Grants of Plan-Based Awards in Fiscal 2017

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles M.			$549,500	$1,099,000	$2,198,000				—	—	—	—
Swoboda	9/1/2016	8/23/2016	—	—	—	—	73,946	73,946	—	—	—	$1,802,803
	9/1/2016	8/23/2016	—	—	—	—	—	—	110,920	—	—	$2,704,230

Michael E.			$182,002	$364,003	$728,007				—	—	—	—
McDevitt	9/1/2016	8/23/2016	—	—	—	—	21,936	21,936	—	—	—	$534,800
	9/1/2016	8/23/2016	—	—	—	—	—	—	32,904	—	—	$802,200

Daniel J.			$107,882	$215,764	$431,528				—	—	—	—
Castillo	11/7/2016	10/25/2016	—	—	—	—	33,660	33,660	—	—	—	$730,422
	11/7/2016	10/25/2016	—	—	—	—	—	—	50,490	—	—	$1,095,633
	11/7/2016	10/25/2016							42,075	—	—	$913,028

Franco			$191,250	$382,500	$612,000				—	—	—	—
Plastina	—	—	—	—	—	—	—	—	—	—	—	—

________________

(1)
Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under the performance units granted under the LTIP, or, in the case of Mr. Plastina, based upon his participation in the Wolfspeed-only MICP.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  Threshold payment amounts under the performance units awarded to Messrs. Swoboda, McDevitt and Castillo are comprised solely of the annual target incentive, assume only the attainment of the minimum annual goals and are paid at 50% of the target incentive.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target annual goals.  Maximum payment amounts reflect the annual payout cap of 200% of the annual target incentive, which assumes goal attainment of the maximum annual goals.  For additional information regarding the MICP, LTIP and performance units, see “Compensation Discussion and Analysis” above.

(2)
The performance goal for the PSUs was an increase in non-GAAP operating income year-over-year based on fiscal year-end 2016 non-GAAP operating income of $75.5M. The target (and maximum) payout of 100% would be achieved upon an increase of at least 5.5% (year over year) based on fiscal year 2016 non-GAAP operating income of $75.5 million to at least $79.7 million for fiscal year 2017.

(3)
The RSUs granted to Messrs. Swoboda and McDevitt vest in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee, consultant or as a member of the Board of Directors. The RSUs granted to Mr. Castillo vest in four annual installments commencing on the first anniversary of the date of grant as to the grant of 50,490 RSUs and vesting in full on November 7, 2020 as to the grant of 42,075 RSUs, provided in each case that Mr. Castillo continues service as an employee, consultant or as a member of the Board of Directors.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 25, 2017.
Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles M.	120,000			$55.30	9/1/2017	239,780	(6)	$6,078,423
Swoboda	40,000			$30.92	9/1/2018
	120,000			$27.77	9/4/2019
	50,000			$54.60	9/3/2020
	42,667	21,333	(4)	$45.13	9/2/2021
									125,122	(7)	$3,171,843

Michael E.	6,000			$55.30	9/1/2017	70,522	(8)	$1,787,733
McDevitt	7,000			$30.92	9/1/2018
	30,000			$23.62	6/1/2019
	20,000			$27.77	9/4/2019
	16,000			$54.60	9/3/2020
	10,667	5,333	(5)	$45.13	9/2/2021
									37,117	(9)	$940,916

Daniel J.	—					92,565	(10)	$2,346,523
Castillo
									33,660	(11)	$853,281

Franco	—					—		—	—		—
Plastina

________________
(1)    The option awards, RSUs and PSUs listed were granted under the LTIP or the 2004 LTIP.
(2)    Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or termination due to a long-term disability. Mr. Swoboda’s outstanding options will continue to be exercisable during the transition and consulting periods described in the Swoboda Separation Agreement and for the 90 day period thereafter.
(3)    Market value of shares that have not vested is based on $25.35 per share (the closing price of our common stock as reported by Nasdaq on June 23, 2017, the last business day of fiscal 2017).
(4)    Vests as to 21,333 shares on September 2, 2017.
(5)    Vests as to 5,333 shares on September 2, 2017.
(6)    Includes RSUs that vest as to 84,017 shares cumulatively on September 1, 2017, as to 71,517 shares cumulatively on September 1, 2018, as to 56,516 shares cumulatively on September 1, 2019, and as to 27,730 shares on September 1, 2020. Mr. Swoboda’s outstanding RSUs will continue to vest during the transition and consulting periods described in the Swoboda Separation Agreement in accordance with their terms.
(7)    Includes PSUs that vest as to 50,238 shares cumulatively on September 1, 2017, as to 50,236 shares cumulatively on September 1, 2018, and as to 24,648 shares cumulatively on September 1, 2019, in each case if the applicable performance targets for each period are satisfied. Mr. Swoboda’s outstanding PSUs will continue to vest during the transition and consulting periods described in the Swoboda Separation Agreement in accordance with their terms.
(8)    Includes RSUs that vest as to 24,766 shares cumulatively on September 1, 2017, as to 20,765 shares on September 1, 2018, as to 16,765 shares on September 1, 2019, and as to 8,226 shares on September 1, 2020.

(9)    Includes PSUs that vest as to 14,903 shares cumulatively on September 1, 2017, as to 14,902 shares cumulatively on September 1, 2018, and as to 7,312 shares cumulatively on September 1, 2019, in each case if the applicable performance targets for each period are satisfied.
(10)    Includes RSUs that vest as to 12,623 shares on each of November 7, 2017 and November 7, 2018, as to 12,622 shares on November 7, 2019, and cumulatively as to 54,697 shares on November 7, 2020.
(11)    Consists solely of PSUs granted for fiscal 2017 that vest as to 11,220 shares on September 1, 2017, as to 11,220 shares on September 1, 2018, and as to 11,220 shares on September 1, 2019, in each case if the applicable performance targets for each period are satisfied.
Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of RSUs held by the named executive officers during fiscal 2017.
Option Exercises and Stock Vested in Fiscal 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles M. Swoboda	—	—	68,787	$1,677,027	(1)

Michael E. McDevitt	—	—	20,290	$494,670	(1)

Daniel J. Castillo	—	—	—	—

Franco Plastina	—	—	6,772	$143,905	(2)

________________

(1)	The value realized on vesting of these RSUs is based on $24.38 per share (the closing price of our common stock as reported by Nasdaq on September 1, 2016).

(2)	The value realized on vesting of these RSUs is based on $21.25 per share (the closing price of our common stock as reported by Nasdaq on November 2, 2016).

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below. We also had an arrangement with Mr. Plastina that provided him with specified benefits in connection with certain terminations of employment or a change in control. In February 2017, Mr. Plastina ceased to be an executive subject to the reporting requirements of Section 16 of the Exchange Act, and therefore is no longer covered by such agreements pursuant to their terms.
Change in Control Agreements
Payments to Mr. McDevitt Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
The term of our change in control agreement with Mr. McDevitt in effect during fiscal 2017 continued so long as the executive was employed by the Company and designated by the Company, at its discretion and consistent with applicable law, as subject to the reporting requirements of Section 16 of the Exchange Act. If, during the term of Mr. McDevitt’s change in control agreement, Mr. McDevitt’s employment was terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination was in connection with a change in control, then he was entitled to receive (1) continued payment of his base salary for 18 months following termination; (2) a lump sum payment equal to his total target annual incentive award for the fiscal year in which the termination occurred and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurred, prorated to the date of termination; (3) a lump sum payment equal to 18 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. McDevitt; and (4) full accelerated vesting with respect to Mr. McDevitt’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time. In addition, if any payment or benefit Mr. McDevitt received from us or any person whose actions resulted in a change in control would have been considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. McDevitt’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. McDevitt would otherwise have been entitled under (1) through (3) above, Mr. McDevitt would have been entitled to receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount. This amount was to be apportioned and substituted for the amounts that otherwise would have been payable under (1) through (3) and paid on the same schedule as those amounts.
If Mr. McDevitt became generally disabled during the term of his change in control agreement and we had terminated his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then Mr. McDevitt was entitled to receive (1) continued payment of his base salary for 18 months; (2) a lump sum payment equal to his total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurred and a lump sum payment equal to his total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurred, prorated to the date of termination; and (3) a lump sum payment equal to 18 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. McDevitt. If Mr. McDevitt ceased to be generally disabled before his employment was terminated due to a long-term disability, then he would have had the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by Mr. McDevitt) and would receive these same benefits.
The severance benefits under our change in control agreements with Mr. McDevitt were subject to the following conditions: (1) signing and not revoking a release of claims; (2) nondisparagement of our company and our officers and directors for a period of 18 months after termination; and (3) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement for a period of 18 months after termination.

Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in our change in control agreements as follows:
“Cause” means:

•
the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•
any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of our company with the intention or reasonable expectation that such may result in his personal enrichment;

•
the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on our reputation or business; or

•	the executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after we deliver written notice to him of the breach.
“Good reason” generally means (except with respect to the executive being generally disabled as described above) the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, subject to certain notice and cure provisions:

•	a material reduction in the executive’s authority, duties or responsibilities;

•
a reduction in the executive’s base salary, other than a one-time reduction that also is applied to substantially all of our other executive officers, provided that his reduction is substantially proportionate to the reduction applied to substantially all other executive officers; our requiring the executive to report to anyone other than the CEO, the Board of Directors, or a Committee of the Board of Directors; or

•
our requiring the executive to relocate his principal place of business or our relocating our headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code).

“Change in control” generally means any of the following events:

•
any person or group of persons becomes the beneficial owner of 50% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;

•	a sale or other disposition of all or substantially all of our assets;

•	shareholder approval of a definitive agreement or plan to liquidate our company; or

•
a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.
“In connection with a change in control” means either:

•
within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or

•	within 12 months following a change in control.
Subsequent Events
The Company entered into a separate change in control agreement with Mr. Castillo and a new change in control agreement with Mr. McDevitt subsequent to the end of fiscal 2017, in each case with terms consistent with Mr. McDevitt’s prior agreement except as noted below. The term of our change in control agreements with Messrs. Castillo and McDevitt continues so long as each executive is employed by the Company and designated by the Company, at its discretion and consistent with applicable law, as subject to the reporting requirements of Section 16 of the Exchange Act. If, during the term of the change in control agreement, the executive’s employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination is in connection with a change in control, then he will receive (1) continued payment of his base salary for 18 months following termination; (2) a lump sum payment equal to one and a half times his total target annual incentive award for the fiscal year in which the termination occurs; (3) a lump sum payment equal to 18 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive; and (4) full accelerated vesting with respect to the executive’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time.  Our change in control agreements with Messrs. Castillo and McDevitt contain 280G parachute payment provisions consistent with those contained in our prior change in control agreement with Mr. McDevitt described above.
The severance benefits under our change in control agreements with Messrs. Castillo and McDevitt are subject to the following conditions: (1) signing and not revoking a release of claims; (2) nondisparagement of our company and our officers and directors for a period of 12 months after termination; and (3) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement.
In addition to the definitions above for the Company’s prior change in control agreements with Mr. McDevitt, a “change of control” under Messrs. Castillo’s and McDevitt’s change of control agreements also includes the sale, transfer or other disposition of a substantial portion of the stock or assets of the Company or a business unit or a similar transaction as the Board of Directors, in each case, in its sole discretion, may determine to be a change in control; provided, however, that the term “change in control” does not include (i) a transaction the sole purpose of which is to change the state of the Company’s incorporation; or (ii) the initial public offering of the stock of a business unit of the Company, and any subsequent sell down of the stock of the business unit by the Company. For purposes of Messrs. Castillo’s and McDevitt’s change in control agreements, a “business unit” means a subsidiary or a business division or business segment of the Company in which the applicable executive is primarily employed.
Further, under Messrs. Castillo’s and McDevitt’s change in control agreements, a termination for “good reason” has not occurred and is not and may not be triggered by a transaction that would constitute (i) the initial public offering of the stock of a business unit of the Company; or (ii) the sale, transfer or other disposition of a substantial portion of the stock or assets of the Company or a business unit or a similar transaction unless the Board of Directors, in each case, in its sole discretion, has determined such transaction to constitute a change in control. Notwithstanding the foregoing, in connection with a transaction that has been determined to be a change in control by the Board of Directors, but the Company offers the executive employment with the Company in another business unit (or with the Company generally), on such terms and conditions as may be determined by the Company in its sole discretion, so long as the pay and benefits for him are substantially similar prior to such change in control (without any regard as to the title, job, duties, reporting relationship or authorities of the executive in his new role), no amount will be payable for a change in control, and thereafter, such new job title, duties, reporting relationship, authorities, pay and benefits shall control for the purposes of the change of control agreement with respect to any subsequent termination of the executive.
Severance Plan
Eligibility
The Severance Plan provides severance benefits, in the event of termination of employment without cause or resignation for good reason, to the Section 16 Officers.  All of our named executive officers, other than Mr. Swoboda, who is subject to the Swoboda Separation Agreement (as described in the section entitled
“—Compensation Discussion and Analysis—Separation, General Release and Consulting Agreement with Mr. Swoboda” above), and Mr. Plastina, who is no longer a Section 16 officer, are eligible to participate in the Severance Plan. The Severance Plan will not apply to a Section 16 Officer, however, if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with us (currently the case, as is described above).
Payments Made Upon Termination Without Cause or Resignation for Good Reason
If a Section 16 Officer’s employment is terminated by us without cause or by the Section 16 Officer for good reason, except in the event of termination of the Section 16 Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with us, then the Officer will receive, under the Severance Plan, (1) continued payment of the Officer’s base salary for 12 months; (2) an amount equal to the total payout at target for one year under the MICP and any performance unit grant in effect as of the Officer’s termination date; and (3) a lump sum payment equal to 12 multiplied by the monthly COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.
Conditions to Payments
As a condition to the receipt of severance benefits under the Severance Plan, a Section 16 Officer must execute and comply with a release agreement that includes a release of claims against us and our affiliates and representatives and a non-disparagement provision.
Definitions
The terms “cause” and “good reason” are defined as follows:
“Cause” means:

•
the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•
any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;

•
the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•	the executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after the Company deliver written notice to him of the breach.

“Good reason” generally means (except with respect to the executive’s being generally disabled as described above) the occurrence of any of the following without the executive’s consent and not due to cause, subject to certain notice and cure provisions:

•	a material reduction in the executive’s authority, duties or responsibilities;

•
a material reduction in the executive’s base salary other than a one-time reduction that also is applied to substantially all of the other executive officers, provided that this reduction is substantially proportionate to the reduction applied to substantially all other executive officers;

•	the Company’s requiring the executive to report to anyone other than the CEO, the Board of Directors or a Committee of the Board; or

•
the Company’s requiring the executive to relocate his principal place of business or the Company’s relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

Swoboda Severance Agreement
On May 18, 2017, Mr. Swoboda mutually agreed that the Company would accelerate its succession plan and that he would resign as President, CEO and Chairman of the Board of Directors following a transition period. Mr. Swoboda and the Company executed the Swoboda Separation Agreement in order to provide for an orderly transition to the Company’s new CEO; to govern the Company’s relationship with Mr. Swoboda during the transition period; and to establish that the separation benefits provided under the Swoboda Agreement replace any separation benefits Mr. Swoboda might have been entitled to receive under (i) the Severance Plan, (ii) the Change in Control Agreement for Chief Executive Officer, effective December 17, 2012, and (iii) the LTIP and Mr. Swoboda’s Award Agreements under the LTIP.
Pursuant to the Swoboda Separation Agreement, Mr. Swoboda will remain in his executive positions and as Chairman of the Board for a transition period until the earlier of (1) such time as the Company determines his services are no longer needed and gives him 10 days’ notice thereof or (2) if a new CEO has not been appointed by January 2, 2018, such time as Mr. Swoboda terminates the transition period upon 30 days’ notice. Following the end of the transition period, Mr. Swoboda will remain a consultant of the Company until September 30, 2019.
During the transition period, Mr. Swoboda will continue to receive payment of his current employee compensation and participate in employee benefits at the current levels, but he will not be eligible to receive any new equity award grants. In addition, the Swoboda Separation Agreement entitled Mr. Swoboda to a new cash performance award for fiscal 2018, making Mr. Swoboda eligible to receive, if earned based on Company performance for all of fiscal 2018, a pro rata bonus for the portion of the fiscal year during which he serves as an executive, regardless of whether he remains an executive at the end of fiscal 2018.
Upon termination of the transition period, Mr. Swoboda will receive separation benefits equal to (1) 18 months’ pay, based on his current annual salary of $785,000 per year, or a total of $1,177,500, which amount shall be payable in equal monthly installments over the 18 months following such termination; (2) $1,648,500, which amount is equal to one and a half times Mr. Swoboda’s annual bonus amount at target, payable following such termination; and (3) a lump sum payment of 18 times the COBRA premium applicable to the type of medical, dental and vision coverage in effect for Mr. Swoboda at the end of the transition period. In the event that Mr. Swoboda’s employment is terminated by the Company during the transition period due to his disability or death, or Mr. Swoboda becomes disabled or dies during the consulting term before all of the compensation and benefits described above have been paid, then Mr. Swoboda or his estate, in the event of death, will be entitled to receive the compensation and benefits described above.
For the first 18 months of the consulting term, the separation benefits described above will be compensation for his consulting services. During the remaining period of the consulting term, Mr. Swoboda will receive a $5,000 monthly consulting fee. Mr. Swoboda’s outstanding equity awards will continue to vest during the consulting period in accordance with their terms. In addition, the non-compete restrictions of his Employee Agreement Regarding Confidential Information, Intellectual Property and Noncompetition, dated October 9, 2006, will continue to apply during the consulting term and for six months thereafter.

LTIPs
The 2004 LTIP and the LTIP (collectively, the “LTIPs”) provide for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIPs to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIPs provide for accelerated vesting of nonqualified stock options and restricted stock in the event of a participant’s death or upon the effective date of the determination of the executive officer’s long-term disability.
Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers in the event of a termination of employment or change in control, or both.
Payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 23, 2017, the last business day of fiscal 2017, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $25.35, which represents the closing price of our common stock as reported by Nasdaq on such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such agreements, plans and arrangements for fiscal 2018. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Charles M. Swoboda	Compensation pursuant to the Swoboda	Base salary (18 months)	$1,177,500
	Separation Agreement (1)	Annual Incentive Award	1,648,500
		COBRA Premiums (18 months)	29,758
			$2,855,758
Michael E. McDevitt	Death or termination of employment due to	Annual incentive award (2)	—
	long-term disability	Vesting acceleration (100%) (3)	$2,169,852
			$2,169,852
	Change in control (not involving	Annual incentive award (9)	$364,003
	termination of employment) (4)		$364,003
	Termination without cause or resignation	Base salary (12 months)	$455,004
	for good reason not in connection with a	Incentive awards (6)	364,003
	change in control (5)	COBRA premiums (12 months)	18,744
			$837,751
	Termination without cause or resignation	Base salary (18 months)	$682,500
	for good reason in connection with a	Incentive awards (9)	728,000
	change in control (7)	COBRA premiums (18 months)	28,116
		Vesting acceleration (100%)	1,787,733
			$3,226,349
Daniel J. Castillo	Death or termination of employment due to	Annual incentive award (2)	—
	long-term disability	Vesting acceleration (100%) (3)	$2,346,523
			$2,346,523
	Change in control (not involving	Annual incentive award (9)	—
	termination of employment) (4)		—
	Termination without cause or resignation	Base salary (12 months)	$425,000
	for good reason not in connection with a	Incentive awards (6)	340,000
	change in control (5)	COBRA premiums (12 months)	18,744
			$783,744
	Termination without cause or resignation	Base salary (12 months)	—
	for good reason in connection with a	Incentive awards (6)	—
	change in control (9)	COBRA premiums (12 months)	—
			—
Franco Plastina	Compensation pursuant to Severance	Base salary (12 months)	$450,000
	Plan (10)	Incentive awards (6)	420,750
		COBRA premiums (12 months)	21,216
			$891,966
________________

(1)	Represents amounts to which Mr. Swoboda is entitled pursuant to the Swoboda Separation Agreement, following the termination of the transition period.

(2)
Based on actual results for performance period using 0% performance measurement prorated to the Trigger Date for the annual incentive portion. Assumes no prior leave of absence in the case of death. In the case of termination due to long-term disability, assuming 180 days prior leave of absence, payment would have been $0 for Mr. McDevitt and $0 for Mr. Castillo. Actual amount will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.

(3)
Vesting is automatically accelerated for nonqualified stock options and restricted stock in the event of death or upon the effective date of the determination of the executive officer’s long-term disability pursuant to the terms of the award agreements under the 2004 LTIP and the LTIP, which terms apply equally to all participants.

(4)
No accelerated vesting will occur for options and other awards under the LTIP in connection with a change in control not involving termination of employment unless the outstanding awards are not assumed by the successor in connection with a change in control, and the Compensation Committee, in its discretion, accelerates vesting of the outstanding but unvested options and awards. If the options and awards were not assumed by the successor and the Compensation Committee exercised its discretion to the fullest extent possible and determined that 100% of the outstanding awards should be vested, the named executive officers would have received the following additional amounts: Mr. McDevitt, $1,787,733; and Mr. Castillo, $2,346,523.

(5)	The triggering event, along with resulting benefits, is defined in the Severance Plan.

(6)
The amount in the table represents the annual target award for Messrs. McDevitt and Castillo. Under the change in control agreement entered into during fiscal 2018, Messrs. McDevitt and Castillo are entitled to one and a half times target annual incentive award and COBRA premiums for a Termination without cause or resignation for good reason in connection with a change in control.

(7)
The triggering event, along with resulting benefits, is defined in the change in control agreement. If the executive was generally disabled and we terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by the executive), then pursuant to the change in control agreement the executive would not be entitled to vesting acceleration. The Company entered into a separate change in control agreement with Mr. McDevitt subsequent to the end of the fiscal year (described above). The following table assumes that Mr. McDevitt’s new change in control agreement had been in effect at the end of the fiscal year:

Termination without cause or resignation	Base salary (18 months)	$682,500
for good reason in connection with a	Incentive awards*	546,000
change in control (see above regarding	COBRA premiums (18 months)	28,116
disability)	Vesting acceleration (100%)	1,787,733
		$3,044,349

(8)
Amount in table is based on actual results for performance period and is payable in the case of death only. In the case of termination due to long-term disability (assuming at least 91 days prior leave of absence), no payment would be due.

(9)
The triggering event, along with resulting benefits, is defined in the Severance Plan. The Company entered into a separate change in control agreement with Mr. Castillo subsequent to the end of the fiscal year (described above). The following table assumes that Mr. Castillo’s change of control agreement had been in effect at the end of the fiscal year:

Termination without cause or resignation	Base salary (18 months)	$637,500
for good reason in connection with a	Incentive awards*	510,000
change in control (see footnote 7 above	COBRA premiums (18 months)	28,116
regarding disability)	Vesting acceleration (100%)	2,346,523
		$3,522,139
*Includes a lump sum payment equal to one and a half times the Executive’s target annual incentive award for the fiscal year in which the termination date occurs.

(10)	Represents the actual amounts paid to Mr. Plastina under the Severance Plan in connection with his separation from the Company in February 2017.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2017.
Director Compensation for Fiscal 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Clyde R. Hosein (2)	$80,000	$156,739	—	—	$236,739
Robert A. Ingram (3)	$103,750	$156,739	—	—	$260,489
Darren R. Jackson (4)	$91,250	$156,739	—	—	$247,989
C. Howard Nye (5)	$80,000	$156,739	—	—	$236,739
John B. Replogle (6)	$80,000	$156,739	—	—	$236,739
Robert L. Tillman (7)	$38,750	—	—	—	$38,750
Thomas H. Werner (8)	$85,000	$156,739	—	—	$241,739
Anne C. Whitaker (9)	$75,000	$156,739	—	—	$231,739
__________________________

(1)
Amounts listed in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted during fiscal 2017 calculated in accordance with ASC Topic 718. With respect to Messrs. Hosein, Ingram, Jackson, Nye, Replogle and Werner and Ms. Whitaker, these amounts relate to the annual grant of 6,429 RSUs on September 1, 2016. All awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 25, 2017.

(2)	As of June 25, 2017, Mr. Hosein had 17,000 options outstanding, all of which were exercisable. In addition, Mr. Hosein held 6,429 RSUs that vested on September 1, 2017.

(3)
As of June 25, 2017, Mr. Ingram had 17,000 options outstanding, all of which were exercisable. In addition, Mr. Ingram held 6,429 RSUs that vested on September 1, 2017. Lastly, Mr. Ingram deferred all of the $103,750 of fees earned in fiscal 2017 into the Deferral Program (as described below).

(4)
As of June 25, 2017, Mr. Jackson had no options outstanding; however, Mr. Jackson held 10,965 RSUs of which 6,429 vested on September 1, 2017. Of the remaining RSUs, 2,268 will vest on May 3, 2018 and 2,268 will vest on May 3, 2019.

(5)
As of June 25, 2017, Mr. Nye had no options outstanding; however, Mr. Nye held 10,878 RSUs of which 6,429 vested on September 1, 2017. Of the remaining RSUs, 2,225 will vest on October 27, 2017 and 2,224 will vest on October 27, 2018. Lastly, Mr. Nye deferred a portion of the $80,000 of fees earned in fiscal 2017 into the Deferral Program (as described below).

(6)
As of June 25, 2017, Mr. Replogle had 4,000 options outstanding, all of which were exercisable. In addition, Mr. Replogle held 6,429 RSUs that vested on September 1, 2017. Lastly, Mr. Replogle deferred all of the $80,000 of fees earned in fiscal 2017 into the Deferral Program.

(7)	Mr. Tillman’s term as a director ended October 25, 2016. As of June 25, 2017, Mr. Tillman had no options outstanding.

(8)	As of June 25, 2017, Mr. Werner had 17,000 options outstanding, all of which were exercisable. In addition, Mr. Werner held 6,429 RSUs that vested on September 1, 2017.

(9)	As of June 25, 2017, Ms. Whitaker had 4,000 options outstanding, all of which were exercisable. In addition, Ms. Whitaker held 6,429 RSUs that vested on September 1, 2017.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of RSUs and nonqualified stock options to purchase shares of our common stock. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Commencing fiscal 2015, each non-employee director then serving on the Board who has been nominated for re-election is granted RSUs on the first business day of September vesting in full on the first anniversary of the date of grant. The number of RSUs granted is determined by dividing $170,000 by the 30-day average closing stock price of the Company’s common stock ending one trading day prior to the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are granted restricted stock units as provided above, except that the restricted stock units will vest in three equal annual installments on the anniversary of the date of grant. Vesting of all equity awards is subject to continued service.
In fiscal 2017, non-employee directors were paid the following quarterly cash retainers: $15,000 for service as a member of the Board; $5,000 for service as Lead Independent Director; $7,500 for service as Audit Committee Chair; $5,000 for service as Compensation Committee Chair; $2,500 for service as Governance and Nominations Committee Chair; $3,750 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee chairs receive the retainer for service as chair in addition to the retainer for committee membership. Unless another compensation arrangement is put in place at the time of special committee formation, non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on Nasdaq on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Messrs. Nye, Werner and Tillman and Ms. Whitaker served on our Compensation Committee during fiscal 2017. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2017. No interlocking relationships existed during fiscal 2017 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for fiscal 2018. PricewaterhouseCoopers LLP was first engaged as our independent auditors for fiscal 2014 and has served as our independent auditors for each subsequent fiscal year. A representative from PricewaterhouseCoopers LLP is expected to be present at the 2017 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of PricewaterhouseCoopers LLP is not ratified by a majority of the votes cast at the 2017 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s CEO and CFO. The Audit Committee has also discussed with the independent auditors the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 25, 2017 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Darren R. Jackson, Chairman
Clyde R. Hosein
Robert A. Ingram
John B. Replogle
Independent Auditor Fee Information
The fees of PricewaterhouseCoopers LLP for the fiscal years shown were as follows:

	Fiscal 2017	Fiscal 2016
Audit Fees	$2,462,000	$2,432,000
Audit-Related Fees	—	—
Tax Fees	191,000	274,000
All Other Fees	3,000	3,000
Total	$2,656,000	$2,709,000
Audit Fees. This category includes fees billed for the fiscal year shown for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and statutory audits.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.”
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning, transfer pricing documentation assistance and tax advice.
All Other Fees. This category includes fees billed in the fiscal year shown for online research tool access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2017 and fiscal 2016 were approved by or on behalf of the Company’s Audit Committee.

PROPOSAL NO. 4—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.
As required by Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2017 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:

•
Aggressive financial targets for performance-based short-term cash incentive compensation. The Committee established challenging annual Cree-wide financial targets for the fiscal 2017 performance-based cash incentive programs that applied to all of Cree’s named executive officers serving at the end of the fiscal year. Cree did not reach the threshold target for payout under its annual financial targets in fiscal 2017. Because Mr. Swoboda’s and Mr. McDevitt’s performance based cash incentives were measured solely on achievement of Cree annual financial targets for fiscal 2017, Mr. Swoboda and Mr. McDevitt received no payouts of the annual cash incentive compensation under the LTIP.

•
Proportion of performance-based pay. Based on the Committee’s pay for performance philosophy, as a direct result of the Committee’s compensation decisions, approximately 88% of Mr. Swoboda’s target total direct compensation for fiscal 2017 was comprised of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. See the “Compensation Realized by our CEO for Fiscal 2017” table on page 31. Similarly, 80% of Mr. McDevitt’s target total direct compensation for fiscal 2017 was comprised of these components.

•
Long-term equity compensation. For fiscal 2017, Cree granted equity awards to the named executive officers who served for the full fiscal year in the form of restricted stock united (RSUs) and performance stock units (PSUs) to align the interests of the named executive officers with Cree shareholders and to facilitate named executive officer retention. As discussed above, Cree did not reach the performance threshold for vesting of the second performance period tranche of the PSUs granted in September 2015 under the established annual financial targets for fiscal 2017, nor the performance threshold for vesting of the first performance period tranche of the PSUs granted in September 2016 under the established annual financial targets for fiscal 2017 and as a result, neither of these tranches of PSUs vested in September 2017.

•
Solicitation of shareholder feedback and revisions to compensation programs. As made clear in the table on page 34, the Company actively engaged in dialogue with shareholders, and has made corresponding changes to its compensation programs, including changes in the long-term incentive mix; changes in long-term incentive metrics; removal of certain PSU vesting provisions; and elimination of quarterly incentive metrics for short-term incentives.

Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends
shareholders vote FOR Proposal No. 4.

PROPOSAL NO. 5—ADVISORY (NONBINDING) VOTE
ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION
As discussed in Proposal No. 4 above, we are providing shareholders an advisory (nonbinding) vote on the compensation of the Company’s executive officers. The advisory vote described in Proposal No. 4 above is referred to as a “Say-on-Pay” vote. In Proposal No. 5, we are providing shareholders with a separate advisory (nonbinding) vote on how often (every one, two or three years) we will provide shareholders with a Say-on-Pay vote in the future. Section 14A of the Securities Exchange of 1934 requires that we submit this proposal to shareholders at least once every six years.
At the 2011 Annual Meeting of Shareholders, a majority of shareholders voted, in an advisory (nonbinding) vote, that future shareholder Say-on-Pay votes should be held on an annual basis. The Board of Directors had recommended a vote for annual frequency of Say-on-Pay votes. In light of the shareholder vote and other factors it considered, the Board of Directors determined that the Company would hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of Say-on-Pay votes.
You may cast your advisory vote on whether the shareholder vote on executive compensation will occur every one, two, or three years, or you may abstain from voting on the matter. Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Board of Directors will take into account the outcome of the vote when making future decisions regarding the frequency of future shareholder advisory votes on executive compensation. In Proposal No. 5, you are not voting “for” or “against” any proposal or recommendation by the Board of Directors but, rather, are voting for the option (every one, two or three years) you believe is the most appropriate.
The Board of Directors recommends that shareholders vote in favor of holding an advisory vote on executive compensation every year. In making this recommendation, the Board of Directors considered the relevant merits of each of the three frequency alternatives. The Board of Directors believes that holding the advisory vote every year will allow shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.
The Board of Directors recommends
shareholders vote FOR “one year” (as opposed to two years or three years)
for the frequency of future shareholder advisory votes on executive compensation

OTHER MATTERS
Other Business
Other than the election of the eight directors listed in this proxy statement, approval of the amendment to the ESPP, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 24, 2018, the advisory (nonbinding) vote to approve executive compensation and the advisory (nonbinding) vote on the frequency of future shareholder advisory votes on executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2017 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by July 27, 2017. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than eight nominees.
2018 Annual Meeting of Shareholders
Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2018 must be received by the Company not later than May 17, 2018, and must comply with the Securities and Exchange Commission’s rules in other respects.
Other shareholder proposals to be presented at the annual meeting in 2018, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 26, 2018, nor earlier than June 26, 2018. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2018 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2018 Annual Meeting of Shareholders” above.
Shareholder Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.
Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support for a fee of $10,000 plus an allowance for the reimbursement of customary disbursements. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 25, 2017 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or Annual Report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or Annual Report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2017 Annual Meeting of Shareholders will be held at our offices at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 24, 2017, at 10:00 a.m. local time. Requests for directions to the meeting location may be directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: September 8, 2017

APPENDIX A

RADFORD GLOBAL TECHNOLOGY SURVEY
PUBLIC HIGH TECHNOLOGY COMPANIES WITH $1B TO $3B IN ANNUAL REVENUE

1	ACCO BRANDS CORPORATION	41	MARVELL SEMICONDUCTOR
2	AKAMAI TECHNOLOGIES	42	MAXIM INTEGRATED PRODUCTS
3	ALLSCRIPTS	43	MENTOR GRAPHICS
4	AUTODESK	44	MICROCHIP TECHNOLOGY
5	BENCHMARK ELECTRONICS	45	MICROSEMI
6	BLACKBERRY LIMITED	46	NETGEAR
7	BROCADE COMMUNICATIONS	47	NEUSTAR
8	BRUKER	48	NUANCE COMMUNICATIONS
9	CADENCE DESIGN SYSTEMS	49	OPEN TEXT
10	CDK GLOBAL	50	OUTERWALL
11	CIENA	51	PALO ALTO NETWORKS
12	CIRRUS LOGIC	52	PANDORA MEDIA
13	CUBIC CORPORATION	53	POLYCOM
14	CURTISS WRIGHT CORPORATION	54	PTC-PARAMETRIC TECHNOLOGY
15	DIEBOLD	55	QORVO
16	EARTHLINK	56	RACKSPACE HOSTING
17	EASTMAN KODAK COMPANY	57	RED HAT
18	ENTEGRIS	58	SABRE CORPORATION
19	EQUINIX	59	SCIENTIFIC GAMES CORPORATION
20	ESTERLINE TECHNOLOGIES	60	SENSATA TECHNOLOGIES
21	F5 NETWORKS	61	SERVICENOW
22	FAIRCHILD SEMICONDUCTOR	62	STARZ ENTERTAINMENT LLC
23	FINISAR	63	SUNEDISON SEMICONDUCTOR LIMITED
24	FITBIT	64	SUNPOWER
25	FLIR SYSTEMS	65	SUPER MICRO COMPUTER
26	FORTINET	66	SYNAPTICS
27	FTD	67	SYNOPSYS
28	GARMIN	68	TERADATA
29	GODADDY.COM	69	TERADYNE
30	GOPRO	70	TRIBUNE MEDIA
31	HEXCEL	71	TRIMBLE NAVIGATION
32	INTELSAT	72	TRIPADVISOR
33	ITRON	73	TTM TECHNOLOGIES
34	KEYSIGHT TECHNOLOGIES	74	VERIFONE
35	KLA-TENCOR	75	VERINT SYSTEMS
36	KNOWLES	76	VERISIGN
37	LINEAR TECHNOLOGY	77	VIASAT
38	LINKEDIN	78	WAYFAIR
39	LOGITECH	79	WORKDAY
40	MACDONALD DETTWILER AND ASSOCIATES	80	XILINX

A-1

APPENDIX B

PROPOSED AMENDMENT TO
2005 EMPLOYEE STOCK PURCHASE PLAN

If the proposed amendment to the 2005 Employee Stock Purchase Plan is approved, Section 13(a) of the plan would read in its entirety as follows (not including the footnote):

13.    Stock.

(a) Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is seven million (7,000,000)1 shares. Such shares shall be made available from Common Stock currently authorized but unissued.

________________

1	Increased from 4,500,000.

B-1

APPENDIX C

2005 EMPLOYEE STOCK PURCHASE PLAN

(As amended effective August 28, 2017, subject to shareholder approval of Section 13(a))

1.
Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

The amendment of the Plan effective on October 25, 2011 is applicable to Participation Periods beginning on or after November 1, 2011. Any provisions of the Plan to the contrary notwithstanding, the terms and conditions of the Plan in effect prior to amendment of the Plan effective on October 25, 2011 shall continue to apply with respect to the Participation Period that began on May 1, 2011 until the Purchase Date of October 31, 2011.

2.	Definitions.

(a)
“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 14(b).

(b)	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the common stock of the Company.

(d)	“Company” shall mean Cree, Inc., a North Carolina corporation.

(e)
“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s section 401(k) plan and section 125 cafeteria plans ("employee elective deferrals"). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Board shall have the discretion to determine the application of this definition to Employees outside the United States.

(f)
“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer.

(g)
“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.

(h)	“Employer” shall mean the Company or any Designated Subsidiary.

(i)	“Enrollment Date” shall mean the first day of a Participation Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(k)
“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.

(l)	“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Board as eligible to participate in the Non-Section 423(b) Component of the Plan.

(m)	“Participant” shall mean an eligible Employee who has enrolled in the Plan.

(n)
“Participation Period” shall mean a 12-month period established under this Plan during which an option granted pursuant to the Plan may be exercised unless earlier terminated as provided herein. Effective with the Participation Period beginning November 1, 2011, each Participation Period will be 12 months in duration and shall begin at 12:01 a.m. on November 1 or May 1 of each year, as applicable to the Participant, and end at 11:59 p.m. on October 31 or April 30, respectively. The Board may change the duration and timing of Participation Periods pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.

(o)	“Plan” shall mean this 2005 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(p)
“Purchase Date” shall mean each April 30 and October 31 during a Participation Period (in the order in which these dates appear during the Participation Period). The Board may change the Purchase Date pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Purchase Date” shall also mean “New Purchase Date,” where applicable.

(q)
“Purchase Price” shall mean, effective with the Participation Period beginning November 1, 2011, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 18(a) or 19(c) hereof.

(r)
“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.

(s)
“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(t)
“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Board as eligible to participate in the Section 423(b) Component of the Plan. Any Subsidiary that has been designated as eligible to participate in the Plan prior to December 31, 2009 shall be considered to be a Section 423(b) Employer without the requirement for further designation by the Board; provided, that any new Board designation of such entity as a Non-Section 423(b) Employer shall supersede any prior designation or deemed designation.

(u)
“Special Participation Periods” shall mean interim Participation Periods created at the discretion of the Board enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the second succeeding Purchase Date under the Plan.

(v)
“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)	“Trading Day” shall mean a day on which U.S. stock exchanges and the NASDAQ System are open for trading.

3.	Eligibility.

(a)
Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 21 below, the Board may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).

(c)	Any provisions of the Plan to the contrary notwithstanding, an Employee who has received a hardship withdrawal from the Company’s 401(k) plan, or the 401(k) plan of any Designated Subsidiary, shall be subject to restrictions on participation in the Plan on account of such hardship withdrawal to the fullest extent required by the Code.

4.
Participation Periods. The Plan shall be implemented with overlapping Participation Periods of 12 months’ duration, with new Participation Periods beginning November 1 and May 1 each year. Each Participant shall only be enrolled in one Participation Period at any given time. Plan Participants enrolled in the Plan as of October 31, 2011 will automatically be enrolled in the Participation Period beginning November 1, 2011. Thereafter, each new Participant will initially be enrolled in the first Participation Period that commences after the date the Company’s stock plan administrator receives the Participant’s subscription agreement in accordance with Section 5(a) below. Provided the Participant’s participation in the Plan is not terminated (other than as provided in Section 7(b) hereof), and the Plan is not otherwise terminated, as provided in the Plan prior to the Enrollment Date for the next consecutive Participation Period commencing on the same day of the year, such Participant will remain continuously enrolled in the Participation Periods that commence on that day each year. Except as otherwise provided in the Plan, each Participation Period shall have two Purchase Dates, April 30 and October 31 (in the order in which these dates appear during the Participation Period). The Board may change the duration and timing of Participation Periods and Purchase Dates, provided that any such change that is determined by the Board to adversely affect Participants is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter

5.	Participation

(a)
An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions or contributions, where permitted, and filing it manually, or in the manner prescribed by the Board, with the Company’s stock plan administrator by such time as prescribed by the Board, or through such other telephone or electronic arrangements as the Company’s stock plan administrator may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.

(b)
Payroll deductions/contributions for a new Participant shall begin as soon as administratively possible following the Enrollment Date of the Participant’s initial Participation Period, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date, and shall continue unless and until the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

6.	Payroll Deductions.

(a)
At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the applicable Participation Periods (subject to Section 5(b)) or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Periods.

(b)	All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan.

(c)
A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof or may increase to as high as 15% or decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A decrease in rate shall be effective with the first full payroll period that begins after the Company’s stock plan administrator receives the new subscription agreement. An increase in rate shall be effective as soon as administratively possible following the next succeeding Enrollment Date under the Plan (i.e., November 1 or May 1), without regard to whether such Enrollment Date is the first day of a Participation Period for the Participant, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date.

(d)
A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless changed by the Participant as provided in Section 6(c) above (in which case the modified subscription agreement shall remain in effect for successive Participation Periods as provided herein) or unless the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/ contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/ contributions at the rate provided in such Participant’s then-current subscription agreement shall resume immediately following such Purchase Date, unless the Participant’s participation in the Plan is sooner terminated, or the Plan is otherwise terminated, as provided in the Plan.

7.	Grant of Option.

(a)
On the Enrollment Date of each Participation Period applicable to a Participant, the Participant shall be granted an option to purchase on each Purchase Date of such Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 18(a)), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 8(b) hereof. The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 8, unless the Participant is automatically withdrawn and reenrolled as provided in Section 7(b) hereof, the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan, or the option is otherwise sooner terminated as provided in the Plan.

(b)
To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on the Trading Day immediately preceding the Enrollment Date for a Participation Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date for the immediately preceding Participation Period, then all Participants in the immediately preceding Participation Period shall automatically be withdrawn from the immediately preceding Participation Period at 11:59 p.m. on the first Purchase Date of such Participation Period (after the exercise of their options on such date) and re-enrolled in the next succeeding Participation Period effective as of 12:01 a.m. on the Enrollment Date of the next succeeding Participation Period.

8.	Exercise of Option.

(a)
Unless a Participant’s participation in the Plan is sooner terminated (including as provided in Section 7(b)), or the Plan is sooner terminated, or the option is otherwise sooner terminated, all as provided in the Plan, the Participant’s option shall be exercised automatically on each Purchase Date for the Participation Period applicable to the Participant, and the maximum number of full shares subject to the option (as limited by Section 3(b), 7(a) and/or 8(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/ contributions. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier termination of the Participant’s participation in the Plan, or earlier termination of the option or Plan, as provided in the Plan. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 7(a) or 8(b) such that a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made on the second Purchase Date of a Participation Period, the entire balance will be refunded to the Participant. If a Participant is automatically withdrawn and reenrolled pursuant to Section 8(b) and at that time a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account, the entire balance will be refunded to the Participant.

(b)
If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/contributions accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall direct the refund of such payroll deductions/ contributions to the Participant. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.

(c)	All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.

9.	Delivery.

(a)
As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.

(b)
A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

10.	Withdrawal.

(a)
A Participant may withdraw all, but not less than all, of the payroll deductions/contributions at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during such Participation Period. If a Participant withdraws from a Participation Period, other than as provided in Section 7(b) hereof, payroll deductions/contributions for the Participant’s account shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)
A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

11.
Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan as of the effective date of his or her termination of employment, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.

12.	Interest. Interest shall not accrue on the payroll deductions/contributions of a Participant in the Plan.

13.	Stock.

(a)
Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is seven million (7,000,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.

(b)	Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.

14.	Administration.

(a)
The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)
Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.

15.
Transferability. No payroll deductions/contributions credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10 hereof.

16.
Use of Funds. Payroll deductions/contributions received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.

17.
Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be made available to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.

18.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)
Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting one new Purchase Date for both Participation Periods (the “New Purchase Date”), which shall be prior to the Date of the Company’s proposed dissolution or liquidation and shall be the last Purchase Date under the Plan. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.

(c)
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting one New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed sale or merger, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.

19.	Amendment or Termination.

(a)
The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased by him or her under the Plan.

(b)
Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan and the Code.

(c)
If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:

(i)	Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;

(ii)	Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and/or

(iii)	Allocating shares.

Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)
The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 9.

20.
Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Board, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions. In this regard, unless the Board otherwise determines, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; the terms of participation within any such offering to the Employees of a Section 423(b) Employer shall be the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.

21.
Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Board may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Board. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Board.

22.
Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate if one is requested by the Participant.

23.
Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

24.
Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

25.
Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26.
Term of Plan. The Plan shall become effective on November 3, 2005, subject to and conditioned upon the stockholders of the Company approving the Plan at their annual meeting on such date. It shall continue in effect for a term of 15 years unless sooner terminated in accordance with its terms.

27.
Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, United States federal law. All times stated in the Plan shall refer to the time in Durham, North Carolina, USA.

28.	Authorization to Release Necessary Personal Information.

(a)
As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.

(b)
Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.

CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CREE, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E32482-P96971	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CREE, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors				For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS Nominees: 01) Charles M. Swoboda 02) Clyde R. Hosein 03) Robert A. Ingram 04) Darren R. Jackson	05) C. Howard Nye 06) John B. Replogle 07) Thomas H. Werner 08) Anne C. Whitaker			☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4 and FOR "1 Year" for Proposal 5. Vote on Proposals 2. APPROVAL OF AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN.								For ☐	Against ☐	Abstain ☐
3. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 24, 2018.								☐	☐	☐
4. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.								☐	☐	☐

							1 year	2 years	3 years	Abstain
5. ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION							☐	☐	☐	☐
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4 and FOR "1 Year" for Proposal 5.   If any other matters properly come before the meeting or any adjournments thereof, the person named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 8, 2017, receipt of which is hereby acknowledged.

For address changes, please check this box and write the changes on the back where indicated.			☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)				Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E32483-P96971

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS OCTOBER 24, 2017

The undersigned hereby appoints Charles M. Swoboda and Bradley D. Kohn, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at the Cree Lighting Experience Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 24, 2017 at 10:00 a.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND FOR "1 YEAR" FOR PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE